UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Piper Sandler Companies

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2022 Proxy Statement
Piper Sandler Companies

Letter from our Chairman and CEO
March 25, 2022
Fellow Shareholders:
You are invited to join us for our 2022 annual meeting of shareholders which will take place on Friday, May 6, 2022 at 2:00 p.m. Central Time. The meeting will be held virtually via webcast. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.
As we look ahead to our 2022 annual meeting of shareholders, it’s worth pausing for a moment to reflect on the past year. In 2021, for the third consecutive year, we achieved record financial performance, including adjusted net revenues of $1.98 billion, representing 60% growth over 2020, adjusted net income of $399.0 million, and adjusted earnings per share of $21.92, each of which is a non-GAAP financial measure. Our performance was strong across each of our business lines during the year, and included exceptional growth in some of our recently acquired businesses. We are especially proud of achieving our long-term goal of $1 billion in annual investment banking revenues. In addition, throughout the year, we increased our quarterly dividend, raising it most recently in the first quarter of 2022 to $0.60 per share, and paid our shareholders total dividends of $9.45 per share with respect to fiscal year 2021.
Our success during the year was a result of the continued hard work and dedication shown by my employee partners, and the trust that our clients place in us because of the candid advice, deep expertise, and value that we deliver to them. I am confident that our performance in 2021 was a result of our sound execution on all of the actions that we have taken to achieve growth. Although 2022 has already been marked by the tragedy of war in Ukraine and uncertain and quickly evolving global economic challenges, we believe that our long-term strategy and our operating discipline will continue to position us to achieve growth and provide returns to our shareholders over the years to come.
We are furnishing our proxy materials to you over the Internet, which will reduce our costs and the environmental impact of our annual meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to you, which contains instructions on how to access our proxy statement and annual report and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a printed set of proxy materials.
Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

We are thankful that you have chosen to be our shareholders, and we look forward to continuing to serve our clients and provide long-term returns to our shareholders.
Sincerely,
Chad R. Abraham
Chairman and Chief Executive Officer

Notice of Annual Meeting
of Shareholders
May 6, 2022, at 2:00 p.m., Central Time
Virtually at www.virtualshareholdermeeting.com/PIPR2022
To the Shareholders of Piper Sandler Companies:
The 2022 annual meeting of shareholders of Piper Sandler Companies will be held virtually on Friday, May 6, 2022 at 2:00 p.m., Central Time, for the following purposes:
1.
The election of ten directors, each for a one-year term.

2.
Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Sandler Companies for the fiscal year ending December 31, 2022.

3.
An advisory (non-binding) vote to approve the compensation of the officers disclosed in the attached proxy statement, or say-on-pay vote.

4.
Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

We believe that a virtual annual meeting of shareholders provides greater access to those who may want to attend and, therefore, have chosen this over an in-person meeting for 2022. In order to vote on the matters brought before the meeting, you may submit your proxy vote by telephone or internet, as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement, by no later than 11:59 p.m., Eastern Time on Thursday, May 5, 2022 for any shares you hold directly, and by no later than 11:59 p.m., Eastern Time on Tuesday, May 3, 2022 for any shares you hold in a retirement plan. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States. Holders of record of shares of our common stock at the close of business on March 10, 2022 are entitled to notice of, and to vote at, the meeting.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on May 6, 2022
Our proxy statement and 2021 annual report are available at
www.pipersandler.com/proxymaterials.
By Order of the Board of Directors
John W. Geelan
Secretary
March 25, 2022

PROXY STATEMENT

PROXY STATEMENT
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2022
INTRODUCTION
The Board of Directors of Piper Sandler Companies is soliciting proxies for use at the annual meeting of shareholders to be held virtually on May 6, 2022, and at any adjournment or postponement of the meeting. The notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement and our annual report online, is first being mailed to shareholders on or about March 25, 2022.
Executive Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Shareholders
Date and Time:	Friday, May 6, 2022, at 2:00 p.m., Central Time
Website:	www.virtualshareholdermeeting.com/PIPR2022
Record Date:	March 10, 2022
Virtual Annual Meeting
The 2022 annual meeting of shareholders will be a completely virtual meeting conducted via webcast. We have determined that this is the best method to ensure that our shareholders can participate in the annual meeting. All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the virtual annual meeting as well as vote and submit questions during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/PIPR2022.
To participate in the annual meeting, you will need to provide the 16-digit control number included on your proxy card.
If you wish to participate in the annual meeting, please log on to the link included above at least 15 minutes prior to the start of the annual meeting to provide time to register, download the required software, if necessary, and test your internet connectivity. If you access the annual meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. We believe that a virtual meeting provides greater access to those who may want to attend our annual meeting of shareholders and, therefore, have chosen this over an in-person meeting.
We ensure that at our virtual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. These procedures include the ability for shareholders to ask questions during the course of the meeting, post appropriate questions received during the meeting for review by other participants, review our corresponding answers to such questions on our Investor Relations section of our website at www.pipersandler.com as soon as practicable after the annual meeting, and access technical support staff during the meeting in the event of difficulties arising from the use of the virtual meeting platform.
We evaluate annually the method of holding our annual meeting of shareholders, taking into consideration the above factors as well as the proposed agenda items.

Executive Summary

Voting Matters
The Board of Directors recommends you vote FOR each Director Nominee listed in Proposal 1, and FOR each of Proposal 2 and Proposal 3:
Proposal		Page Reference
1.	Election of Directors	7
	The Board of Directors believes the ten director nominees as a group have the experience and skills that are necessary to effectively oversee our company.
2.	Ratification of Selection of Independent Auditor	63
	The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2022.
3.	Advisory (Non-Binding) Vote on Executive Compensation	64
	The Board of Directors is asking shareholders to provide advisory approval of the compensation of the officers disclosed in this proxy statement, or a say-on-pay vote.

Executive Summary

How to Participate in the Virtual Meeting

Participate via the internet	Voting during the meeting	Submitting Questions
To attend the virtual meeting, visit www.virtualshareholdermeeting.com/PIPR2022	To vote your shares during the meeting, click on the vote button provided on the screen and follow the instructions provided	Questions may be submitted live during the meeting by typing them in the dialog box provided on the bottom corner of the screen
For technical assistance on the day of the Annual Meeting, call the support line at 844-986-0822 (Toll Free) or 303-562-9302 (International Toll).
Other Ways to Vote Your Shares

Internet	Telephone	Mail
Go to www.proxyvote.com and follow the instructions (have the proxy card or internet notice in hand when you access the website)	Dial 1-800-690-6903 and follow the instructions (have the proxy card in hand when you call)	If you received paper copies of our proxy materials, mark your selection on the enclosed proxy card, date and sign your name, and promptly mail the proxy card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT!
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 6, 2022
Our Proxy Statement for the 2022 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.pipersandler.com/proxymaterials

Executive Summary

2021 Performance Highlights*
In 2021, our results reflected strong execution and high demand for our services, as well as the benefits of our more scaled and diversified platform. Our record adjusted net revenues, adjusted net income, and adjusted earnings per share reflect record performances across a number of our businesses. Our 2021 performance highlights include:
Adjusted Net Revenues $1.98B	We generated record adjusted net revenues of $1.98 billion.
Adjusted Net Income $399.0M	We achieved record adjusted net income of $399.0 million.
Adjusted Earnings Per Share $21.92	We achieved record adjusted earnings per diluted common share (referred to in this proxy statement as “adjusted earnings per share”) of $21.92.

*
Adjusted net revenues, adjusted net income, and adjusted earnings per share (which are used throughout this proxy statement) are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement.

Executive Summary

Board Nominees
Our Board of Directors (the “Board”) has nominated ten directors for election at the 2022 annual meeting of shareholders: our chairman and chief executive officer, our head of financial services group, and eight other currently serving directors. Seven of these ten directors are independent under New York Stock Exchange Rules. The Board has determined that our chairman and chief executive officer, Mr. Abraham, our head of financial services group, Mr. Doyle, and Mr. Sterling are not independent. Other than Ms. Mitchell, each nominee was elected by the shareholders at the 2021 annual meeting. Ms. Mitchell is standing for election by our shareholders as a director of the company for the first time at this year’s annual meeting. Ms. Mitchell was identified and introduced to the Board by a third-party search firm, and was elected to serve as a director effective September 27, 2021. Each director was evaluated by the Nominating and Governance Committee in advance of its recommendation of their respective service as a director. Mr. Abraham was elected to serve as chairman of the Board beginning in May 2019. Mr. Soran has served as our lead director since February 2018.
The following table provides summary information on each director nominee. For more detail, please see pages 7 through 12 of this proxy statement.

Chad R. Abraham	Jonathan J. Doyle	William R. Fitzgerald	Victoria M. Holt	Robbin Mitchell
Chairman and CEO of Piper Sandler Companies	Vice Chairman and Head of Financial Services Group of Piper Sandler Companies	Former Chairman and CEO of Ascent Capital Group	Former President and CEO of Proto Labs, Inc.	Senior Advisor for Boston Consulting Group

Thomas S. Schreier	Sherry M. Smith	Philip E. Soran	Brian R. Sterling	Scott C. Taylor
Former Chairman of Nuveen Asset Management	Former Executive VP and CFO of SUPERVALU, INC. Chair Audit	Former President, CEO and Director of Compellent Technologies Chair Governance; Lead Director	Former Managing Director of Piper Sandler Companies, former Co-Head of Investment Banking at Sandler O’Neill & Partners, L.P.	Former Executive VP and General Counsel of NortonLifeLock Inc. Chair Compensation

Executive Summary

Summary of Our Board Composition
Skills and qualifications represented by the director nominees

Proposal One: Election of Directors

PROPOSAL ONE—ELECTION OF DIRECTORS
2022 Nominees for Director
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated ten current members of the Board for election at the 2022 annual meeting. These individuals are Chad R. Abraham, Jonathan J. Doyle, William R. Fitzgerald, Victoria M. Holt, Robbin Mitchell, Thomas S. Schreier, Sherry M. Smith, Philip E. Soran, Brian R. Sterling and Scott C. Taylor. Other than Ms. Mitchell, each nominee was elected by the shareholders at the 2021 annual meeting. Ms. Mitchell is standing for election by our shareholders as a director of the company for the first time at this year’s annual meeting. Ms. Mitchell was identified and introduced to the Board by a third-party search firm.
Each of the nominees was evaluated by the Nominating and Governance Committee in advance of its recommendation of their respective service as a director. Mr. Abraham was elected to serve as chairman of the Board beginning in May 2019. Mr. Soran has served as our lead director since February 2018.
Each of the nominees has agreed to serve as a director if elected. Under our majority voting standard and director resignation policy, each nominee will be elected by a majority of the votes cast with respect to that director’s election. Any nominee failing to receive a majority will tender his or her resignation to the Board, which shall decide whether to accept or reject the resignation. For more information on our majority voting standard and director resignation policy, please see the section titled “Information Regarding the Board of Directors and Corporate Governance—Majority Voting Standard and Director Resignation Policy” below. Proxies may not be voted for more than ten directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by the Board.
The Board of Directors recommends a vote FOR the election of the ten director nominees. Proxies will be voted FOR the election of the ten nominees unless otherwise specified.
The biographies of each of the nominees below includes information regarding the person’s service as a director, work experience, and the experiences, qualifications, attributes or skills that led the Nominating and Governance Committee and the Board to determine that the person should serve as a director. Each nominee brings unique capabilities to the Board. The Board believes the nominees as a group have the experience and skills in areas such as senior level management, corporate governance, leadership development, investment banking, capital markets, finance, and risk management that are necessary to effectively oversee our company. In addition, the Board believes that each of our director nominees possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership, and a commitment to representing the long-term interests of our shareholders.

Proposal One: Election of Directors

Chad R. Abraham, Chairman
Chad R. Abraham Age 53 Director since 2018
Principal Occupation: Mr. Abraham has been our chief executive officer since 2018 and chairman of the Board since May 2019. Prior to being appointed chief executive officer, Mr. Abraham previously served as our global co-head of investment banking and capital markets since 2010. He was head of capital markets from 2005 to 2010, and managing director and head of our technology investment banking group from 1999 to 2005. Mr. Abraham began his career at Piper Sandler in 1991 as an investment banking analyst.
Qualifications: Mr. Abraham has more than 30 years of experience in the investment banking and capital markets industry with Piper Sandler, including as our global co-head of investment banking and capital markets from 2010 to 2017. The Board believes he has the knowledge of our company and its business that is necessary to help formulate and execute our business plans and growth strategies.
Other Current Directorships:
•
Columbus McKinnon Corporation

Jonathan J. Doyle
Jonathan J. Doyle Age 57 Director since 2020
Principal Occupation: Mr. Doyle has been a vice chairman, senior managing principal, and head of our financial services group since January 2020. Mr. Doyle joined our company at the time of our acquisition of Sandler O’Neill & Partners, L.P. ("Sandler"), where he had served as a senior managing principal since January 2012, and partner since January 1995. Mr. Doyle began his career at Marine Midland Bank.
Qualifications: Mr. Doyle has more than 25 years of experience in the investment banking and capital markets industry, including as senior managing principal of Sandler for over eight years, where his responsibilities included management of the firm’s business operations and long-term growth strategy. The Board believes that Mr. Doyle’s extensive industry experience and his knowledge of financial services investment banking provides important perspective and insight to the Board.
Other Current Directorships:
•
nCino, Inc.

Proposal One: Election of Directors

William R. Fitzgerald
William R. Fitzgerald Age 64 Director since 2014 Piper Sandler Board Committees: • Compensation • Governance
Principal Occupation: Mr. Fitzgerald was chairman of Ascent Capital Group, Inc. from 2000 to 2019, and was its chief executive officer from 2000 to 2018. Ascent Capital Group (formerly known as Ascent Media Group) was a publicly traded holding company which was ultimately merged with its wholly owned operating subsidiary, Monitronics International, Inc., which offers security alarm monitoring services. In addition, Mr. Fitzgerald previously served as senior vice president of Liberty Media Corporation from 2000 to 2012. Mr. Fitzgerald served as executive vice president and chief operating officer for AT&T Broadband (formerly known as Tele-Communications, Inc.) from 1998 to 2000, and as executive vice president, corporate development of TCI Communications, Inc., a wholly-owned subsidiary of Tele-Communications, from 1996 to 1998. Mr. Fitzgerald was previously an investment banking partner with Daniels and Associates (now RBC Capital Markets), and he began his career as a commercial banker at The First National Bank of Chicago.
Qualifications: Mr. Fitzgerald brings to the Board significant management experience from his more than 30 years in the media and telecommunications industries, including as CEO of a publicly traded company. In addition, Mr. Fitzgerald’s experience as a partner at a middle-market investment bank provides valuable experience to our management and to the Board.
Other Previous Directorships Held within the Last Five Years:
•
Ascent Capital Group, Inc. (2000 to 2019)

Victoria M. Holt
Victoria M. Holt Age 64 Director since 2019 Piper Sandler Board Committees: • Governance
Principal Occupation: Ms. Holt was president and chief executive officer of Proto Labs, Inc., a publicly-traded custom prototype and low-volume production manufacturing company, from February 2014 through her retirement in March 2021. From 2010 through 2013, Ms. Holt was president and chief executive officer of Spartech Corporation, a producer of plastic sheet, compounds, and packaging products, until its sale to PolyOne in 2013. From 2005 to 2010, Ms. Holt was senior vice president of PPG Industries’ glass and fiberglass division.
Qualifications: Ms. Holt’s extensive management experience as a former chief executive officer of a growth-oriented, publicly-traded company provides valuable perspective to the Board and management. In addition, Ms. Holt’s experience in the industrials sector is valuable to the company as it is a focus area for our investment banking business.
Other Current Directorships:
•
A.O. Smith Corporation

•
Waste Management, Inc.

Other Previous Directorships Held within the Last Five Years:
•
Proto Labs, Inc. (2014 to 2021)

Proposal One: Election of Directors

Robbin Mitchell
Robbin Mitchell Age 58 Director since 2021 Piper Sandler Board Committees: • Audit
Principal Occupation: Ms. Mitchell is a senior advisor for the Boston Consulting Group (“BCG”), where she had previously held the position of partner and managing director from June 2016 to August 2021. From 2011 to 2015, she served as chief operating officer of Club Monaco, a subsidiary of Ralph Lauren Corporation. Prior to that, Ms. Mitchell held several executive management positions at Ralph Lauren for 10 years. Before joining Ralph Lauren, Ms. Mitchell held various senior executive roles in strategy and operations at Tommy Hilfiger and GFT USA, a designer apparel manufacturer and distributor. Earlier in her career, Ms. Mitchell spent nine years working in the consulting and investment banking industries at McKinsey & Company, BCG and Lehman Brothers, specializing in the retail and apparel sectors.
Qualifications: Ms. Mitchell has extensive senior executive experience in the consumer industry, a focus area for our investment banking business, as well as in the consulting and investment banking industries, which contributes significant value and perspective to the Board.
Other Current Directorships:
•
Kohl’s Corporation

Thomas S. Schreier
Thomas S. Schreier Age 59 Director since 2018 Piper Sandler Board Committees: • Audit • Compensation
Principal Occupation: Mr. Schreier was the vice chairman of Nuveen Investments, Inc., and chairman of its largest investment adviser, Nuveen Asset Management, from 2011 to 2014, and, following Nuveen’s acquisition by TIAA, from 2014 to 2016. Prior to that, Mr. Schreier was the chief executive officer of FAF Advisors from 2001 to 2010, when it was acquired by Nuveen. Earlier in his career, Mr. Schreier was a senior managing director and head of equity research at Piper Sandler from 1999 to 2001.
Qualifications: Mr. Schreier has extensive leadership experience in the financial services sector, including as a senior leader of significant asset management companies. This leadership experience in human capital-based businesses such as ours, as well as his investment banking industry experience, provides significant value to the Board.

Proposal One: Election of Directors

Sherry M. Smith
Sherry M. Smith Age 60 Director since 2016 Piper Sandler Board Committees: • Audit (Chair) • Compensation
Principal Occupation: Ms. Smith served as executive vice president and chief financial officer of SUPERVALU INC., a grocery wholesaler and retailer, from 2010 to 2013. Prior to that, she held the role of senior vice president of finance from 2005 to 2010, and senior vice president of finance and treasurer from 2002 to 2005.
Qualifications: As a result of her roles at SUPERVALU and the public company boards on which she has served, Ms. Smith has extensive public company financial, accounting, and risk management experience, which provides valuable insight and skills for a director of a publicly traded securities firm such as our company.
Other Current Directorships:
•
Deere & Company

•
Tuesday Morning Corporation

•
Realogy Holdings Corp.

Philip E. Soran
Philip E. Soran Age 65 Director since 2013 Piper Sandler Board Committees: • Governance (Chair)
Principal Occupation: Mr. Soran served as president, chief executive officer and a director of Compellent Technologies, Inc., a Minnesota-based publicly traded company which he co-founded in March 2002, until its acquisition by Dell Inc. in February 2011. Following the acquisition, he served as the president of Dell Compellent from February 2011 to March 2012. From July 1995 to August 2001, Mr. Soran served as president, chief executive officer and a member of the board of directors of Xiotech, which Mr. Soran co-founded in July 1995. Xiotech was acquired by Seagate in January 2000.
Qualifications: Mr. Soran’s experience founding and building technology companies provides strategic guidance to the Board and management, and his experience in the technology industry is valuable to the company as it is a focus area for our investment banking business. He also has extensive management experience as a former chief executive officer of a publicly traded company of a similar size to our company. Mr. Soran’s perspective as a board member of another publicly traded company also provides valuable insight to the Board.
Lead Director: Mr. Soran has been our lead director since February 2018.
Other Current Directorships:
•
SPS Commerce, Inc.

Other Previous Directorships Held within the Last Five Years:
•
Hutchinson Technology Incorporated (2011 to 2016)

Proposal One: Election of Directors

Brian R. Sterling
Brian R. Sterling Age 61 Director since 2021
Principal Occupation: Mr. Sterling is a former managing director in the financial services group at Piper Sandler. Mr. Sterling joined Piper Sandler in 2020 in connection with our acquisition of Sandler, where Mr. Sterling had been a principal and co-head of investment banking. Prior to joining Sandler in 2002, Mr. Sterling was a managing director at Merrill Lynch & Co. from 1996 through 2001.
Qualifications: Mr. Sterling has more than 30 years of experience in the investment banking and capital markets industry, including 15 years as co-head of investment banking of Sandler, where his responsibilities included management of the group’s employees, business operations, and long-term growth strategy. The Board believes that Mr. Sterling’s extensive industry experience and his knowledge of financial services investment banking provides important perspective and insight to the Board.

Scott C. Taylor
Scott C. Taylor Age 57 Director since 2014 Piper Sandler Board Committees: • Audit • Compensation (Chair)
Principal Occupation: Mr. Taylor served as executive vice president, general counsel, and secretary for NortonLifeLock Inc. (formerly Symantec Corp.), a publicly traded computer security software provider, from August 2008 through January 2020. Mr. Taylor’s prior experience includes positions as chief administrative officer, senior vice president and general counsel of Phoenix Technologies Ltd. Prior to that, he was vice president and general counsel of Narus, Inc. Mr. Taylor began his legal career as a corporate attorney at Pillsbury Madison and Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP).
Qualifications: Mr. Taylor brings to the Board significant public company legal and governance expertise developed through his experience as general counsel of two publicly traded companies. In addition, his significant executive experience at leading technology companies provides Mr. Taylor with strong knowledge of the technology industry, which is an area of focus for our investment banking business.
Other Current Directorships:
•
Ziff Davis, Inc.

•
1Life Healthcare, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board conducts its business through meetings of the members of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, and, annually in November, each committee reviews its charter, performs a self-evaluation and establishes a plan for committee activity for the upcoming year. The committee charters are all available on the Investor Relations page of our website at www.pipersandler.com, under the heading “Corporate Governance,” together with our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters.
Codes of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our executive officers, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Sandler must comply with both codes. Both codes are available on the Investor Relations page of our website at www.pipersandler.com, under the heading “Corporate Governance.” We will post on our website at www.pipersandler.com any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.
Director Independence
Under applicable rules of the New York Stock Exchange, a majority of the members of our Board must be independent, and no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Piper Sandler. To assist the Board with these determinations, the Board has adopted Director Independence Standards, which are available on the Investor Relations page of our website at www.pipersandler.com, under the heading “Corporate Governance.”
The Board has affirmatively determined, in accordance with our Director Independence Standards that, other than Mr. Sterling, none of our non-employee directors has a material relationship with Piper Sandler and that each of them is independent. When determining the independence of our independent directors, the Board considered the following types of transactions or arrangements during 2021: (i) with respect to each of Mr. Soran and Ms. Mitchell, the Board considered immaterial grants in the amounts of less than $10,000 between Piper Sandler and charitable foundations or other non-profit organizations with which each of those directors is associated. These relationships are deemed immaterial under our Director Independence Standards.
None of Messrs. Abraham, Doyle, or Sterling can be considered an independent director under New York Stock Exchange corporate governance rules because Messrs. Abraham and Doyle are current employees of Piper Sandler, and because Mr. Sterling was an employee of Piper Sandler within the past three years.
Board Leadership Structure and Lead Director
The Board has no policy with respect to the separation of the offices of chairman and chief executive officer, and it believes the determination of whether to combine the roles of chairman and chief executive

Board of Directors and Corporate Governance

officer is a part of the succession planning process, which the Board oversees. Following Mr. Abraham’s transition to the role as our chief executive officer in January 2018, the Board elected Mr. Abraham as our chairman in May 2019. The Board believes that the combination of the roles under Mr. Abraham provides unified leadership for the Board and the company, with one cohesive vision for our organization. As chairman and chief executive officer, Mr. Abraham helps shape the strategy ultimately set by the entire Board and leverages his operational experience to help balance growth and risk management. We believe that the oversight provided by the Board’s independent directors, the work of the Board’s committees described below, and the coordination between the chief executive officer and the independent directors facilitated by the lead director provides effective oversight of our company’s strategic plans and operations.
The Board has a lead director, a position which has been held by Mr. Soran since February 2018. Our lead director has the following duties and responsibilities, as further described in our Corporate Governance Principles:
•
presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

•
serves formally as a liaison between the chief executive officer and the independent directors;

•
sets Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

•
monitors information sent to the Board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

•
has authority to call meetings of the independent directors; and

•
if requested by major shareholders, makes himself available for consultation and direct communication.

Majority Voting Standard and Director Resignation Policy
Our amended and restated bylaws (the “bylaws”) provide for a majority voting standard in uncontested director elections. Each nominee in an uncontested election will be elected by the vote of a majority of the votes cast with respect to that director’s election. For these purposes, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” a director’s election. Contested director elections will continue to be decided by a plurality vote. Our bylaws require any director nominee failing to receive a majority of the votes cast in an uncontested director election promptly tender his or her resignation to the Board. Within 90 days of certification of the election results, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken, and the Board will publicly disclose its decision regarding the tendered resignation and the rationale behind such decision. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation. For additional information regarding the majority voting standard, see Article II, Section 2.3 of our bylaws.
Board Involvement in Risk Oversight
The company’s management is responsible for defining the various risks facing the company, formulating risk management policies and procedures, and managing the company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the company’s risk management processes by informing itself concerning the company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible for defining or managing the company’s various risks. The Board has allocated responsibility for oversight of specific risks between

Board of Directors and Corporate Governance

itself and its committees as provided below. Management regularly reports to each committee and the Board concerning the specific risks it oversees. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.
Board of Directors Oversees Major Risks
Corporate Strategy	Leadership & Organizational Structure	Culture and Ethics

Audit Committee	Compensation Committee	Governance and Nominating Committee
Information security (with shared Board oversight) Market risk Credit risk Liquidity risk Operational risk Legal and regulatory risk Human capital risk (fraud and misconduct)	Compensation risk Succession risk	Board and committee risk oversight structure
Meetings of the Non-Employee and Outside Directors
At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Messrs. Abraham, Doyle, and Sterling and other members of management do not participate. Our independent directors meet regularly in executive session without any of Messrs. Abraham, Doyle, or Sterling, the non-independent directors under New York Stock Exchange rules. Mr. Soran, our lead director, serves as the presiding director at executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of such committee.

Board of Directors and Corporate Governance

Committees of the Board
We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below shows the current membership of these committees:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
William R. Fitzgerald		Member	Member
Victoria M. Holt			Member
Robbin Mitchell	Member		
Thomas S. Schreier	Member	Member	
Sherry M. Smith	Chairperson	Member	
Philip E. Soran(L)			Chairperson
Scott C. Taylor	Member	Chairperson	

C = Chairperson; Member; (L) Lead director

None of Messrs. Abraham, Doyle, or Sterling serve on any of the committees of the Board.

Board of Directors and Corporate Governance

Audit Committee
Members: Sherry M. Smith (Chair) Robbin Mitchell Thomas S. Schreier Scott C. Taylor Number of Meetings in 2021: 12
Functions: The Audit Committee’s purpose is to oversee the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements. To this end, the Audit Committee:
•
Oversees our public financial reporting, and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in our proxy statement for the annual meeting of shareholders;

•
Oversees and evaluates the performance of the independent auditor;

•
Oversees our risk assessment and management framework;

•
Provides an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board; and

•
Oversees our major risk exposures in the areas of market risk, credit risk, liquidity risk, legal and regulatory risks, operational risk (including cybersecurity), human capital risks related to misconduct and fraud, and legal and compliance matters.

In exercising its authority to oversee, retain, and terminate the independent auditor, the Audit Committee annually reviews the independent auditor’s performance and independence, taking into consideration the quality of the Audit Committee’s ongoing discussions with the independent auditor, management’s perceptions of the independent auditor’s expertise and past performance, the appropriateness of fees charged; and the independent auditor’s independence qualification, including the independent auditor’s provision of any permissible non-audit services and the related fees received for such services, as further described below in the section titled “Audit Committee Report and Payment of Fees to our Independent Auditor—Auditor Fees.”
The Audit Committee’s responsibilities are more fully described in its charter.
The Board has determined that all members of the Audit Committee are independent (as that term is defined in the applicable New York Stock Exchange rules and in regulations of the Securities and Exchange Commission (the “SEC”)), that all members are financially literate and have the accounting or related financial expertise required by the New York Stock Exchange rules, and that multiple members, including Ms. Smith, qualify as an “audit committee financial expert” as defined by regulations of the SEC.

Board of Directors and Corporate Governance

Compensation Committee
Members: Scott C. Taylor (Chair) William R. Fitzgerald Thomas S. Schreier Sherry M. Smith Number of Meetings in 2021: 6
Functions: The Compensation Committee’s purpose is to oversee the compensation of the company’s executive officers as well as other broad-based employee compensation and benefits programs to ensure that our compensation and employee benefit programs are aligned with our compensation philosophy and adequately attract and retain the talent that we rely on as a human-capital business. To that end, the Compensation Committee:
•
Establishes performance goals for our CEO and oversees the performance goals set by our CEO for our other executive officers and annually evaluates their performance;

•
Determines the annual compensation of our CEO and other executive officers;

•
Oversees our executive compensation program, as well as other broad-based incentive, equity-based, retirement or other material employee benefit plans;

•
Reviews and discusses with management the disclosures regarding executive compensation to be included in our proxy statement for the annual meeting of shareholders, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our proxy statement for the annual meeting of shareholders; and

•
Oversees major risk exposures relating to compensation and succession, and whether the company’s compensation arrangements are consistent with effective controls and sound risk management.

The Compensation Committee’s responsibilities are more fully described in its charter. For more information regarding the Committee’s process in setting compensation, please see “Compensation Discussion and Analysis—How Compensation Decisions are Made” below.
Management Support: The work of the Compensation Committee is supported by our human capital department, primarily through our chief human capital officer, our finance department, primarily through our chief financial officer, and by our legal department, primarily through our general counsel, who all prepare and present information and recommendations for review and consideration by the Compensation Committee. These personnel work closely with the Compensation Committee chair and, as appropriate, our chief executive officer. For more information, refer to the section below titled “Compensation Discussion and Analysis—How Compensation Decisions are Made—Involvement of Executive Officers.”
Use of Compensation Consultant: The Compensation Committee has sole authority to engage, retain, and terminate independent compensation consultants to provide strategic planning, market context, and general advice to the Compensation Committee with respect to executive compensation, as described below under “Compensation Discussion and Analysis—How Compensation Decisions are Made—Compensation Consultant.”
The Board has determined that all members of the Compensation Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Board of Directors and Corporate Governance

Nominating and Governance Committee
Members: Philip E. Soran (Chair) William R. Fitzgerald Victoria M. Holt Number of Meetings in 2021: 4
Functions: The purpose of the Nominating and Governance Committee (“Governance Committee”) is to oversee the make-up and succession of our Board to ensure that our Board continues to have the right mix of skills, qualifications, and diversity to effectively oversee our company. To that end, the Governance Committee:
•
Identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, evaluates the performance and independence of our Board members, and recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings;

•
Oversees committee membership and structure, and recommends qualified members of the Board for membership on committees;

•
Reviews and assesses the adequacy of our Corporate Governance Principles, and recommends to the Board sound corporate governance principles and practices;

•
Oversees administration of our related person transaction policy and reviews the transactions submitted to it pursuant to such policy;

•
Oversees the annual evaluation process for the chief executive officer, the Board, and Board committees; and

•
Oversees the Board’s committee structures and functions as they relate to risk oversight.

The responsibilities of the Governance Committee are more fully described in its charter.
The Board has determined that all members of the Governance Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Annual Board Evaluation Process
The Governance Committee oversees the Board’s annual evaluation process. In connection with this process, every year the Governance Committee chair interviews each director and members of management concerning the effectiveness of the Board and its committees, including in the areas of strategic prioritization, risk oversight, director engagement, and management accountability. The Governance Committee chair then reviews and discusses information from these interviews with the Board and its committees. Each of our committee chairs includes any feedback received concerning the committee in its annual self-evaluation, which is discussed by each committee at its next regular meeting. The results of each committee’s self-evaluation are reported to the full Board.
Meeting Attendance
Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board held seven meetings during 2021. Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served during 2021, with the directors collectively attending 99% of the aggregate number of the meetings held by the Board and the committees on which they served during the year. All of our current directors who were serving at the time of our 2021 annual meeting of shareholders attended such virtual meeting.

Board of Directors and Corporate Governance

Procedures for Contacting the Board of Directors
The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Sandler Companies, 800 Nicollet Mall, Suite 900, Mail Stop J12NSH, Minneapolis, Minnesota 55402. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.
Procedures for Selecting and Nominating Director Candidates
The Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies on the Board that arise between shareholder meetings must timely provide the Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Sandler Companies, 800 Nicollet Mall, Suite 900, Mail Stop J12NSH, Minneapolis, Minnesota 55402.
Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of shareholders. As a result, any shareholder nominees for election to the Board pursuant to our bylaws must be received no earlier than January 6, 2023, and no later than February 5, 2023. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Governance Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise, experience as a director of a public company, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, gender, and ethnicity. Based on these factors and the qualifications and background of each director, the Board believes that its current composition is diverse. As indicated above, diversity is one factor in the total mix of information the Board considers when evaluating director candidates. The Governance Committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for re-election.

Board of Directors and Corporate Governance

Compensation Program for Non-Employee Directors
Our non-employee directors participated in our non-employee director compensation program. Our non-employee director compensation program provides for the annual payments described in the table below.
Annual Compensation for Non-Employee Directors for 2021
Board Service	• $80,000 cash retainer • $95,000 grant of shares of our common stock
Service on a Committee	• Audit—$10,000 cash retainer • Compensation—$5,000 cash retainer • Governance—$5,000 cash retainer
Service as a Committee Chair	• Audit—$25,000 cash retainer • Compensation—$15,000 cash retainer • Governance—$15,000 cash retainer
Service as Lead Director	• $30,000 cash retainer
Observer Fees	• $1,000 cash per committee meeting attended on which director does not serve (discontinued in May 2021)
In 2021, all of our non-employee directors participated in the non-employee director compensation program. A director that receives fees for service as a chairperson of a committee does not receive fees for membership on that committee. Non-employee directors who join the Board after the first month of a calendar year are paid a pro rata annual retainer based on the period they serve as a director during the year. The annual grant of $95,000 of shares of our common stock is made on the day of our annual meeting of shareholders to all directors whose service continues after that date. In addition, at the time of a director’s initial election to the Board, he or she is granted $60,000 of shares of our common stock. All equity awards granted to our non-employee directors are granted under the Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (the “Incentive Plan”).
Our non-employee directors may participate in the Piper Sandler Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company. The plan permits our non-employee directors to defer all or a portion of the cash payable to them and shares of common stock granted to them for service as a director of Piper Sandler for any calendar year. All cash amounts and share grants deferred by a participating director are credited to a recordkeeping account and deemed invested in phantom shares of our common stock as of the date the deferred fees otherwise would have been paid or the shares otherwise would have been issued to the director. Any dividends that we pay on shares of our common stock are also credited as additional phantom shares to the directors’ recordkeeping accounts based on the closing price per share of our common stock on the New York Stock Exchange on the date the dividend is paid. No shares of common stock are reserved, repurchased or issued until the director’s service ceases. Following the last day of the year in which the director’s service ceases, the director will receive a share of our common stock for each phantom share in their recordkeeping account.
Non-employee directors may participate in our charitable gift matching program, pursuant to which we will match a director’s gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $5,000 per year. Employees of Piper Sandler who also serve as directors receive compensation for their service as employees, but they do not receive any additional compensation for their service as directors.

Board of Directors and Corporate Governance

Non-Employee Director Compensation for 2021
The following table contains compensation information for our non-employee directors for the year ended December 31, 2021.
	Fees Earned or Paid in Cash
Director	Annual Retainer ($)	Additional Retainer and Meeting Fees ($)	Stock Awards(1)(2) ($)	Total ($)
William R. Fitzgerald	80,000	14,000	95,012(3)	189,012
Victoria M. Holt	80,000	12,000	95,012(3)	187,012
Robbin Mitchell(4)	21,042	1,206	85,074(3)	107,322
Addison L. Piper(5)	30,905	8,000	—	38,905
Thomas S. Schreier	80,000	16,000	95,012	191,012
Sherry M. Smith	80,000	31,000	95,012(3)	206,012
Philip E. Soran	80,000(3)	47,000(3)	95,012(3)	222,012
Brian R. Sterling(6)	79,343(3)	5,000(3)	155,076	249,419(7)
Scott C. Taylor	80,000	27,000	95,012	202,012

(1)
Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)
Our non-employee directors hold no outstanding stock option awards.

(3)
These amounts were deferred pursuant to the Piper Sandler Companies Deferred Compensation Plan for Non-Employee Directors.

(4)
Ms. Mitchell’s service on the Board began on September 27, 2021.

(5)
Mr. Piper did not stand for reelection as a director at our 2021 annual meeting and retired from our Board on May 21, 2021.

(6)
Mr. Sterling’s service on the Board began on January 4, 2021.

(7)
This amount includes a $10,000 charitable donation made by the Company in Mr. Sterling’s name.

Compensation Discussion and Analysis
Highlights of 2021 Financial Performance
In 2021, for the third consecutive year, we delivered record financial performance, including record adjusted net revenues of almost $2 billion.(1) Our performance was driven by strong execution by our talented professionals across our business lines as we capitalized on the opportunities presented throughout the year as the U.S. economy continued to recover from the COVID-19 pandemic. Our record results reflected high demand for our services, as well as the benefits of our more scaled and diversified platform, which we have built and strengthened through a disciplined long-term growth strategy anchored around our leading franchises, and strategic acquisitions of complementary, market-leading firms.

(1)
Adjusted net revenues, adjusted net income, adjusted earnings per share, adjusted pre-tax operating income, and adjusted ROE (which are used throughout this proxy statement) are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement.

Executive Compensation: Compensation Discussion and Analysis

The following were the key aspects of our 2021 financial performance considered by our Compensation Committee (referred to as the “Committee” in this Compensation Discussion and Analysis) when determining executive officer compensation for 2021:
Adjusted Net Revenues ($M)*	Adjusted Earnings Per Share*

Adjusted ROE*	Total Shareholder Returns (“TSR”) (as of 12/31/2021)

*
From continuing operations only.

•
We generated record adjusted net revenues of $1.98 billion, reflecting our strong execution during the year and the benefits of the scaled and diversified platform that we have built.

•
We achieved record adjusted net income of $399.0 million, adjusted earnings per share of $21.92, and an adjusted ROE of 35.1%, demonstrating the significant operating leverage in our business that we receive from our scale and strong performance, and our disciplined focus on profitable growth, especially in our higher-margin advisory and capital markets businesses.

•
At the end of 2021, our one-year TSR was 1st among our peer group, our three-year TSR was 2nd among our peer group, and our five-year TSR was at the 62nd percentile among our peer group.

Our 2021 Financial Performance
In 2021, our firm achieved record adjusted net revenues, adjusted net income, and adjusted earnings per share. These results reflect strong performances across the businesses that make up the scaled and diversified platform that we have built through our long-term growth strategy. We were well positioned through our long-term growth strategy to be able to capitalize on accommodative market conditions through strong execution during the year, which resulted in the best performance in our firm’s history, and our achievement of our long-term strategic goal of exceeding $1 billion in investment banking revenues.

Executive Compensation: Compensation Discussion and Analysis

More importantly, our financial results outperformed and we grew more in 2021 compared to our peers, which we believe demonstrates the quality of our platform and our momentum in the marketplace as we continue to focus on providing our clients with industry-leading advice, products, and outcomes, and pursue disciplined and profitable growth in our leading franchises.
Since 2018, we have achieved three consecutive years of record financial results. Over that time, we have grown adjusted net revenues from $742.2 million to $1.98 billion (167% growth), adjusted net income from $87.4 million to $399.0 million (357% growth), and adjusted earnings per share from $5.72 to $21.92 (283% growth). Just as important, we have grown our number of investment banking managing directors from 90 to 148 (64% growth), and have significantly increased our scale, reach, and relevance in the marketplace. These results reflect our focus on growth through hiring and development of productive managing directors, expansion into profitable sector adjacencies, and acquisition and successful integration of leading franchises.
Our record financial performance and execution during the year impacted the level of incentive compensation paid to our executive officers for 2021 performance, as more fully discussed below in this Compensation Discussion and Analysis.
Shareholder Engagement and 2021 Say-on-Pay Vote
In January 2020, we completed our acquisition of Sandler, a leading middle-market investment bank focused on the financial services sector. Sandler represented the best-in-class for the quality of their professionals, the depth of their client relationships, and their industry-leading advice.
The transaction was our largest acquisition since becoming a public company, and a major milestone in our more than 125-year operating history. Sandler and their more than 300 employees now form our financial services group, which is led by Mr. Doyle, a former senior managing principal of Sandler. The results that the Sandler team have achieved in 2020 and 2021 have exceeded our expectations and contributed meaningfully to our firm-wide profitability and culture, and we believe that the combination will continue to deliver strong returns for our shareholders over the years to come.
Leading up to our 2021 annual meeting of shareholders, we anticipated that some shareholders might have concerns about the one-time employment agreement that we entered into with Mr. Doyle, our head of financial services group, in connection with the acquisition. Before the 2021 meeting, we reached out to our largest institutional shareholders as well as the leading proxy advisory firms to discuss with them the significance of our acquisition of Sandler, the importance of the employment agreement with Mr. Doyle in the context of the acquisition, and why our Board believed that entering into the employment agreement with Mr. Doyle was in our company’s best interests. Our rationale is more fully described below in the section titled “Why We Entered into the One-Time Employment Agreement with Mr. Doyle.”
Following this engagement, our 2021 say-on-pay proposal received the support of approximately 74% of votes cast in favor of the proposal. Although this level of support was below our historical norm, we believe that it was a positive result, as it showed that the vast majority of our shareholders appreciated the importance of the employment agreement in the context of the acquisition, and of Mr. Doyle in ensuring the successful integration of Sandler into our firm and their performance on our combined platform.
Nevertheless, in response to the lower level of shareholder support received, following last year’s meeting, we sought to engage with our largest institutional shareholders as well as the leading proxy advisory firms to make sure that we understood their concerns with Mr. Doyle’s employment agreement. Our CFO and General Counsel participated in each of these meetings, and the chair of our Compensation Committee participated whenever requested by the shareholder or proxy advisory firm. The summary below highlights the key themes that we heard from our shareholders:

Executive Compensation: Compensation Discussion and Analysis

Key Themes from Our Engagement with Shareholders
During 2020 and 2021, we sought to engage with our Top 25 shareholders, representing over 50% of our outstanding shares, and held substantive discussions with nine of them, who collectively hold over 35% of our outstanding shares. These were the themes that we heard from shareholders and proxy advisory firms during those engagements:

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Support for Our Acquisition of Sandler:   We heard from shareholders that they support our acquisition of Sandler and have seen the transformative impact of the acquisition and the strong results that we have achieved following it.

•
Support for Our Business Rationale for Entering into the Employment Agreement with Mr. Doyle:   We heard from shareholders that they understand our view that Mr. Doyle’s employment agreement was critical to completing the acquisition of Sandler, as it provided some measure of protection to Mr. Doyle as he decided to join our firm and transition from a private partnership compensation model to a public company compensation model.

•
Support for Protective Measures that We Achieved in the Employment Agreement with Mr. Doyle:   We heard from shareholders that they agree that we received significant protective measures in exchange for the employment agreement, including, most importantly, a five-year non-compete from Mr. Doyle, which we viewed as critical to ensuring the success of our acquisition.

•
Views on Certain Terms of Mr. Doyle’s Employment’s Agreement:   We are aware that some proxy advisory firms and shareholders had concerns with certain terms of Mr. Doyle’s employment agreement, namely the amount and guaranteed nature of the annual minimum incentive compensation that Mr. Doyle will be paid through 2024, as well as the one-time $9.9 million five-year vesting retention equity award that was granted to Mr. Doyle in connection with the acquisition.

However, from shareholders who ultimately supported our 2021 say-on-pay vote, we heard that the importance of the employment agreement to the acquisition along with the following considerations ultimately outweighed their concerns about those terms:
•
The amount of Mr. Doyle’s guaranteed incentive compensation should be viewed in light of the value of the Sandler acquisition, which has outperformed our expectations and has contributed significantly to our record results.

•
The amount of Mr. Doyle’s guaranteed incentive compensation should be viewed in the context of the amount of revenue that Mr. Doyle is individually responsible for producing. Mr. Doyle was a significant revenue producer for the financial services group in 2021, and based on his management of the financial services group and individual revenue production, the Compensation Committee paid Mr. Doyle above the amount guaranteed under his employment agreement. This demonstrates that our Compensation Committee continues to believe that Mr. Doyle’s incentive compensation arrangement is appropriate based on his productivity.

•
Mr. Doyle’s incentive compensation is included in, and limited by the financial services group’s overall compensation ratio, which maintains our margins and we believe is favorable to our shareholders.

•
Mr. Doyle’s one-time $9.9 million retention equity award was part of a much larger $115 million pool that granted retention equity awards to over 100 Sandler employees as part of the announced transaction terms, and which should be viewed as deal consideration targeted directly to Sandler’s key human capital assets and revenue producers, rather than Sandler’s shareholders, which we believe was in the best interests of our company.

Executive Compensation: Compensation Discussion and Analysis

Why You Should Vote FOR 2022 Say on Pay
We believe that our company’s record results and momentum are attributable to our long-term growth strategy, of which our 2020 acquisition of Sandler has been a key and transformative pillar.

In considering the 2022 say-on-pay proposal, we believe that shareholders should consider the following:
•
Our acquisition of Sandler was immediately accretive to shareholders;

•
Sandler’s performance on our combined platform has outperformed the expectations that we had at the time of the acquisition, and has made significant contributions to our culture and record financial results;

•
We achieved record financial results in 2021 for a third straight year, as described more fully above in the section titled “Our 2021 Financial Performance;”

•
Our executive compensation program strongly aligns pay with performance, and 2021 incentive pay reflects our record financial performance and outperformance against our peers;

•
Our executive compensation program incentivizes our executive officers to achieve the significant growth that we have realized over the past few years, and it will continue to incentivize further growth and returns to our shareholders in the coming years; and

•
Beginning with 2022, Mr. Doyle is fully integrated into our executive compensation program. In addition, his employment agreement, which is now entering its third year, provides that his minimum annual compensation decreases to $5,000,000, which is 47% of what the Compensation Committee determined to pay Mr. Doyle for 2021 based on his performance and individual productivity.

Following our engagement with our shareholders and proxy advisory firms throughout 2021, our Committee considered the feedback that we received, including any concerns that had been expressed.
Our Compensation Committee believes that our rationale for entering into the one-time employment agreement with Mr. Doyle in order to complete the acquisition and ensure its success is just as strong now as it was in 2020, and it, along with our 2021 executive compensation program overall, warrants continued shareholder support.
Named Executive Officers
Throughout this proxy statement, we refer to our chief executive officer (“CEO”), chief financial officer (“CFO”), and each of our three other most highly compensated executive officers for 2021, collectively as the “named executive officers.” In addition to our CEO and CFO, this group includes Debbra L. Schoneman, our president, James P. Baker, our global co-head of investment banking and capital markets, and Jonathan J. Doyle, our head of financial services group.

Executive Compensation: Compensation Discussion and Analysis

Executive Compensation Program
In 2021, consistent with previous years, our named executive officers’ compensation consisted primarily of three elements: base salary, annual incentive compensation (including cash and restricted compensation), and long-term incentive awards in the form of long-term performance share units (“PSUs”).
Base Salary	Base salaries provide a market-competitive amount of cash compensation for each executive that is not variable.

Annual Incentive Compensation
Our annual incentive program directly aligns our named executive officers’ annual incentive pay with our firm-wide profitability and business line performance. Increasing our profitability is a key objective for us as we seek to maximize long-term value for our shareholders. Annual incentive compensation is paid in a mix of cash and time-vested restricted compensation in the form of shares of our common stock and shares of certain investment funds.

Long-Term PSU Awards
Our PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by directly tying the value of the award to certain long-term performance metrics. The PSU award will be earned only if over the 36-month performance period we achieve a certain (1) adjusted ROE or (2) relative TSR compared to a broad index of financial services companies. The amount of PSUs awarded to each named executive officer is based on the amount of annual incentive compensation paid to the named executive officer.

For compensation earned for individual performance in 2021 and paid or granted in February 2022, our named executive officers’ total incentive compensation was paid or granted as follows:
2021 Incentive Compensation Program (paid or granted in February 2022)
* In accordance with his employment agreement, for 2021 Mr. Doyle received 25% of his performance or restricted compensation in the form of a PSU award, and 75% in time-vested compensation (including shares of Piper Sandler restricted stock and MFRS).

Executive Compensation: Compensation Discussion and Analysis

2021 Pay Mix
As illustrated below, the pay mix for all 2021 elements of compensation received by our CEO and by our other named executive officers, as disclosed in the Supplemental Compensation Table below (including the value of the PSU awards granted in February 2022) was significantly weighted toward performance-based compensation:
We believe the mix of base salary relative to performance-based compensation in the form of annual incentives and PSU awards illustrated above appropriately balances our goal of aligning pay for performance without encouraging undue risk-taking that can arise from compensation excessively weighted toward performance-based elements. This mix is designed to provide an appropriate and competitive amount of incentives for strong annual performance, while leaving a sufficient level of compensation tied to our long-term performance to retain executives and encourage them to focus on long-term value creation. The balance of these interests is determined by the Committee at its discretion, considering factors including reference to pay practices at our peer group.

Executive Compensation: Compensation Discussion and Analysis

Our Compensation Practices Demonstrate Sound Governance
Our compensation practices demonstrate sound corporate governance. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders. Our executive compensation program currently includes:
	What we do:		What we do NOT do:
✓	Annual incentives directly tied to our adjusted pre-tax operating income or business line operating performance, each of which are related to our profitability;	X	No stand-alone change-in-control agreements;
✓	Long-term PSU awards directly tied to (1) adjusted ROE, a key operating performance metric, and (2) returns generated for our shareholders as measured by relative TSR;	X	No repricing of underwater stock options;
✓	Stock ownership guidelines for executive officers and directors, supplemented with an anti-hedging policy;	X	No excessive perquisites;
✓	“Double trigger” change-in-control provision for all equity awards;	X	No hedging transactions, short sales, or pledging of our common stock permitted for any employee, including executive officers;
✓	Clawback policy to recover incentive compensation in certain circumstances;	X	No tax gross-ups on perquisites, severance, or change in control payments;
✓	On-going shareholder outreach by our Committee and management to solicit feedback on compensation and governance;	X	No executive pensions or additional benefit accruals under nonqualified executive retirement programs; and
✓	Independent compensation consultant provides input into the Committee’s compensation determinations;	X	No dividends paid on unvested equity awards or unearned PSU awards.
✓	Peer group reviews are conducted annually by our Committee to ensure the ongoing relevance of each peer; and

Executive Compensation: Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives
Our executive compensation program is designed to drive and reward corporate performance annually and over the long term, as measured by increasing shareholder value. Compensation also must be internally equitable and externally competitive and meet the following core objectives:
Core Compensation Principles and Objectives
Principle	Objectives	How We Achieved These Objectives
Pay for Performance	• Drive Profitability
Most of the total compensation paid to our named executive officers is based on our adjusted pre-tax operating income or business line performance. In addition, up to half of the PSU award is earned only if our adjusted ROE meets certain levels.

	• Drive Shareholder Returns	Our executive officers are granted a PSU award which vests if we achieve certain levels of (1) adjusted ROE, and (2) relative TSR over a three-year performance period from the date of grant. Vesting is based on meeting one or both metric’s respective threshold level of performance at the end of the three-year performance period; if the threshold is not met, the portion of the PSU relating to that metric is forfeited.
	• Demonstrate Leadership	Our named executive officers’ performance is also measured against defined objectives in areas such as strategic initiatives, business performance, leadership effectiveness, and internal talent development, which impacts their annual incentive compensation amounts.
Sustain and Strengthen the Franchise	• Attract Talent
Because our business is highly competitive and relies on the talents and efforts of our employees, our compensation program is designed to be competitive to allow us to attract the most talented people who are committed to the long-term success of our company.

	• Retain Talent	Our success drives the compensation realized by our executive officers, both in the form of increased incentive compensation paid and in appreciation of the company’s stock price, which makes up a significant portion of our executive officers’ annual incentive compensation in the form of time-vested restricted stock.
Align Risk and Reward	• Foster Balanced Risk-Taking
We use a mix of compensation components—base salary, annual incentives and long-term incentives—to create an environment that encourages increased profitability for the company without undue risk-taking. We also have an incentive compensation recovery policy that allows the Committee to recover incentive compensation under certain circumstances.

Align Employees with Shareholders	• Encourage Equity Ownership
We use equity ownership to directly align the interests of our executive officers with those of our shareholders in creating long-term shareholder value. A significant portion of annual incentives is paid in restricted shares of our common stock, and each executive officer is subject to our stock ownership guidelines that requires them to hold a specified multiple of their base salary in shares of our company stock while they are an executive officer.

Executive Compensation: Compensation Discussion and Analysis

2021 Named Executive Officer Compensation Overview
The table below shows the base salary, annual incentive compensation, and fair value of the long-term incentive award PSU grants that were paid or awarded to each named executive officer in connection with the 2021 executive compensation program. Importantly, this Supplemental Compensation Table differs from the Summary Compensation Table appearing later in this proxy statement.
For example, the “Restricted Compensation Incentive” column in the table below shows the restricted shares of our common stock that were earned as part of the annual incentive compensation program for 2021 performance, but were granted in February 2022. In contrast, the Summary Compensation Table appearing later in this proxy statement shows for 2021 the restricted shares of our common stock that were granted in February 2021, meaning that they were earned as part of the annual incentive compensation program for 2020 performance.
Similarly, the Supplemental Compensation Table below shows in the “Long-Term PSU Award” column the PSUs granted to our executive officers in February 2022. In contrast, the Summary Compensation Table appearing later in this proxy statement shows for 2021 the PSUs granted in February 2021, meaning that they were earned as part of the compensation program for 2020 performance.
This table is not a substitute for the information required by SEC rules, specifically the Summary Compensation Table and the related tables appearing later in this proxy statement. This table does not include compensation information for 2019, which is available the Summary Compensation Table.

Executive Compensation: Compensation Discussion and Analysis

Supplemental Compensation Table
			Incentive Compensation					Total Including One-Time Grant
Name		Base Salary(1)	Cash Incentive(2)	Restricted Compensation Incentive(3)	Long-Term PSU Award(4)	Incentive Total	One-Time Grants(5)
Chad R. Abraham Chairman and CEO	2021	$633,333	$3,250,000	$4,058,333	$4,058,333	$11,366,666	—	$12,000,000
	2020	$283,333	$2,750,000	$2,214,000	$1,978,000	$6,942,000	—	$7,225,333
Debbra L. Schoneman President	2021	$500,000	$2,000,000	$1,000,000	$1,000,000	$4,000,000	—	$4,500,000
	2020	$266,667	$2,120,000	$636,000	$777,000	$3,533,000	—	$3,799,667
Timothy L. Carter CFO	2021	$425,000	$1,337,500	$668,750	$668,750	$2,675,000	—	$3,100,000
	2020	$241,667	$1,175,000	$352,000	$431,000	$1,958,000	—	$2,199,667
James P. Baker Global Co-Head of Investment Banking and Capital Markets	2021	$425,000	$2,791,250	$1,141,875	$1,141,875	$5,075,000	—	$5,500,000
	2020	$241,667	$2,036,000	$570,000	$652,000	$3,258,000	—	$3,499,667
Jonathan J. Doyle Vice Chairman, Head of Financial Services Group	2021	$500,000	$6,150,000	$3,075,000	$1,025,000	$10,250,000	—	$10,750,000
	2020	$260,898	$5,427,000	$2,388,000	$868,000	$8,683,000	$9,895,652	$18,839,550

(1)
2020 base salaries were reduced as a voluntary response to the outbreak of the COVID-19 pandemic.

(2)
2021 amounts reflect the cash compensation portion of amounts paid under the 2021 annual incentive compensation program in February 2022.

(3)
2021 amounts reflect the value of the time-vested restricted shares of our common stock and restricted investment fund shares granted in February 2022 as the restricted compensation portion of amounts paid under the 2021 annual incentive compensation program.

(4)
2021 amounts reflect the value of the PSU awards made in February 2022 as the long-term performance-based portion of amounts paid under the 2021 annual incentive compensation program.

(5)
On January 3, 2020, Mr. Doyle was granted a one-time retention award of 124,286 shares of restricted stock from a special employment inducement award pool that was part of the announced transaction terms of our acquisition of Sandler. Mr. Doyle’s retention award ratably vests only if Mr. Doyle remains an employee of our company through the third, fourth, and fifth anniversaries of the closing date.

Executive Compensation: Compensation Discussion and Analysis

2021 Incentive Compensation Overview

•
Our annual incentive program directly ties our executive officers’ annual incentives to our adjusted pre-tax operating income. With respect to 2021 performance, each executive officer received annual incentives based on the adjusted pre-tax operating income of our company or the operating performance of their business line, as applicable, which the Committee had the discretion to further adjust based on individual and business line operating performance considerations. Annual incentives are delivered in a mix of cash and time-vested restricted compensation. Our named executive officers also were granted a long-term PSU award in an amount that is directly related to their annual incentives.

•
For 2021 performance, total incentive compensation paid to our named executive officers in annual incentives and long-term PSU awards increased overall by 37% as compared to 2020, reflecting the significant 120% increase in our adjusted pre-tax operating income from our strong performance during the year.

Adjusted Pre-Tax Operating Income*	Named Executive Officers’ Annual Incentive Awards (cash, time-vested restricted compensation, and PSUs)

*Adjusted pre-tax operating income is a non-GAAP financial measure and is further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement.

Executive Compensation: Compensation Discussion and Analysis

Relationship between Performance and Total Incentive Pay
The design of our incentive program is intended to directly align pay with performance. Total incentive compensation paid to our executive officers includes compensation from our (1) annual incentive program and (2) long-term PSU award program.
Our annual incentive program is intended to directly align annual incentive pay with a measure of our profitability. Our long-term PSU award program is intended to directly align long-term incentive pay with our (1) adjusted ROE and (2) relative TSR. Each year, annual incentives are determined based on individual and business line operating performance as measured by our adjusted pre-tax operating income. Long-term PSU awards are then granted to our executive officers with values that are tied to the amount of annual incentives that each executive officer earned during that year. The executive officer must then earn the PSU award through long-term performance.
Our annual incentive program measures performance in terms of our adjusted pre-tax operating income. Executive officers receive increased annual incentives when the company (in the case of the CEO, President, and CFO) or his or her business line (in the case of business line leaders) achieves increased annual profitability.

Executive Compensation: Compensation Discussion and Analysis

The Committee’s Use of Discretion in Setting Annual Incentive Compensation

Although annual incentive compensation is based on company and business line operating performance, the Committee exercises discretion that allows it to best align executive officer pay with performance during the year. The Committee believes that its ability to use discretion in setting annual incentive compensation is a critical feature of the company’s annual incentive compensation program for the following reasons:
•
We operate in a cyclical industry. The Committee’s use of discretion allows it to take into consideration other, less quantifiable factors that impacted company and business line operating performance, and provides the flexibility to adjust annual incentive compensation for individual performance versus broader cyclical or market-driven factors that may have impacted results.

•
A formulaic annual incentive program based on predetermined metrics could fail to appropriately incentivize our executive officers from pursuing the strategic opportunities that unexpectedly arise in a human capital-based industry such as ours. For example, our executive officers may find opportunities during the year to hire personnel which may decrease short-term profitability but may be in the best long-term interests of their business. The Committee’s use of discretion removes disincentives to taking advantage of such opportunities, while allowing it to hold management accountable for realizing specific results from those opportunities in subsequent years.

•
Our annual incentive compensation program is designed to align long-term risk and reward, and the Committee’s use of discretion helps to achieve that goal.

2021 Compensation Determinations and Relevant Factors
After the Committee reviewed our adjusted pre-tax operating income and business line performance and followed the processes and considered the factors described above under “—How Compensation Decisions are Made,” the following were the material factors that influenced the Committee’s determination of 2021 total incentive compensation for each of the named executive officers:

Executive Compensation: Compensation Discussion and Analysis

Chad R. Abraham Chairman and CEO
As CEO, Mr. Abraham is responsible for overseeing our firm-wide financial performance, business strategy, and execution, as well as for managing our business operations. Mr. Abraham’s 2021 incentive compensation increased approximately 64% from 2020, which reflects the record financial results that we achieved during 2021 and strong outperformance compared to our peers during the year. In determining Mr. Abraham’s 2021 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Achieved our third-straight year of record financial results.

•
Achieved record 2021 adjusted net revenues of $1.98 billion, an increase of 60%.

•
Achieved record 2021 adjusted net income of $399.0 million, an increase of 125%.

•
Achieved record adjusted earnings per share of $21.92, an increase of 119%.

•
Achieved growth in 2021 at the top or near the top of our peer group on key financial performance metrics.

•
At the end of 2021, our one-year TSR was 1st among our peer group, our three-year TSR was 2nd among our peer group, and our five-year TSR was at the 62nd percentile among our peer group.

Sustain and Strengthen the Franchise
•
Continued to manage the successful cultural integration and financial performance of our strategic acquisitions completed under his leadership, including Weeden & Co. Sandler, The Valence Group, and TRS Advisors, which were key contributors to our growth in 2021 and are a critical component of our long-term growth strategy.

•
Instilled a growth culture and momentum in our firm, which resulted in significant hiring and development activity across our business lines.

•
Hired a Diversity & Inclusion Director in 2021.

2021 Incentive Compensation Overview for Chad R. Abraham

Executive Compensation: Compensation Discussion and Analysis

Debbra L. Schoneman President
As President, Ms. Schoneman shares responsibility with our CEO for overseeing our firm-wide financial performance, business strategy, and execution, as well as directly leading our public finance and equities and fixed income institutional brokerage businesses. Ms. Schoneman’s 2021 incentive compensation increased 13% from 2020, which reflects the strength of the financial results achieved in 2021 by both our firm and the business lines that Ms. Schoneman leads. In determining Ms. Schoneman’s 2021 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Achieved record revenues of $164.3 million in our municipal financing business, an increase of 37%.

•
Achieved record revenues of $233.5 million in our fixed income services business, an increase of 19%.

•
Achieved strong revenues of $154.1 million in our equities institutional brokerage business, a decrease of 5% from a record 2020 which was marked by heightened volatility and trading activity as a result of the COVID-19 pandemic.

•
At the end of 2021, our one-year TSR was 1st among our peer group, our three-year TSR was 2nd among our peer group, and our five-year TSR was at the 62nd percentile among our peer group.

Sustain and Strengthen the Franchise
•
Led the recruitment and expansion of our special district group within our public finance investment banking business, which has grown to more than 20 professionals, and contributed significantly to that business’s 2021 operating results.

•
Continued to lead the successful integration of our firm’s fixed income businesses, which achieved record revenues of $233.5 million in 2021.

•
Led our strategic acquisition of Cornerstone Macro, which closed on February 4, 2022, and adds a best-in-class macro research and equity derivatives trading team to our equities institutional brokerage business.

•
Acts as president of our charitable foundation where she leads our firm’s efforts to expand educational and career opportunities for underserved students.

2021 Incentive Compensation Overview for Debbra L. Schoneman

Executive Compensation: Compensation Discussion and Analysis

Timothy L. Carter CFO
As CFO, Mr. Carter is responsible for overseeing our overall financial plan, capital position, and our financial reporting. Mr. Carter’s 2021 annual incentive compensation increased 37% as compared with 2020, which reflects his leading role in our execution on our 2021 strategic and financial plan, which resulted in our record financial results. In determining Mr. Carter’s 2021 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Led our 2021 strategic and financial plan, including cost structure management which increased our operating leverage to help drive record adjusted net income and operating margins.

•
Provided strategic leadership in our continued execution on our business strategy and long-term growth initiatives of investing in higher-margin businesses, managing costs, and optimizing our capital allocation and deployment.

•
Managed capital management initiatives, including our dividend program, which saw an increase of our quarterly dividends by 50% during the year, and special dividend payments of $7.50 per share with respect to 2021.

•
At the end of 2021, our one-year TSR was 1st among our peer group, our three-year TSR was 2nd among our peer group, and our five-year TSR was at the 62nd percentile among our peer group.

Sustain and Strengthen the Franchise
•
Led our capital and financial risk management, financial reporting, and investor relations and research coverage.

•
Managed the continued high quality of our accounting and financial reporting functions.

•
Acts as Executive Sponsor of our Multicultural Network.

2021 Incentive Compensation Overview for Timothy L. Carter

Executive Compensation: Compensation Discussion and Analysis

James P. Baker Global Co-Head of Investment Banking and Capital Markets
As Global Co-Head of Investment Banking and Capital Markets, Mr. Baker is responsible for managing, developing, and executing on our business strategy for our investment banking and capital markets businesses. Mr. Baker’s 2021 annual incentive compensation increased 56% as compared with 2020, which reflects the record $1.39 billion adjusted net revenues that our corporate investment banking business achieved during the year, which included record advisory services revenues of $1.03 billion and record corporate financing revenues of $362.8 million. In determining Mr. Baker’s 2021 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Led our investment banking and capital markets business, which achieved record adjusted net revenues of $1.39 billion in 2021, with strong performances across our sector groups.

•
Achieved record corporate financing revenues of $362.8 million in 2021.

Sustain and Strengthen the Franchise
•
Led the integration of The Valence Group, which makes up our chemicals group, and TRS Advisors LLC, which makes up our restructuring group, each of which had strong performances during 2021.

•
Led organic growth efforts with the net addition of 10 managing directors, including in our European healthcare, European financial sponsors, consumer, energy and power, diversified industrials and services, and technology groups.

•
Acts as co-chair of our Diversity and Inclusion Council.

2021 Incentive Compensation Overview for James P. Baker

Executive Compensation: Compensation Discussion and Analysis

Jonathan J. Doyle Vice Chairman and Head of Financial Services Group
As Vice Chairman and Head of Financial Services Group, Mr. Doyle is responsible for leading the overall business and growth strategy of the financial services group, and he also plays an active role in many of firm’s key client relationships. In his responsibilities, Mr. Doyle manages and leads the employees within our investment banking, equities institutional brokerage, and fixed income businesses that joined our firm in connection with the acquisition of Sandler. Mr. Doyle’s 2021 annual incentive compensation increased 18% as compared with 2020, which reflects the record financial performance of our financial services group. In determining Mr. Doyle’s 2021 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Led our financial services group to a record financial performance in 2021, which was a key contributor to our firm-wide financial results for the year.

•
Led the financial services group advisory team, which ranked #1 in U.S. bank and thrift M&A announced transactions in 2021, and advised on 5 of the 10 largest bank mergers announced during the year.

•
Led the financial services group capital markets team, which raised $4.6 billion of debt for community and regional banks with less than $45 billion of assets during 2021, representing a 54% market share of the total debt raised in this market.

•
Led the financial services group fixed income business, which contributed to record fixed income services revenues of $233.5 million in 2021.

•
Personally advised clients on corporate transactions and was a significant revenue producer during 2021.

Sustain and Strengthen the Franchise
•
Continued to oversee and lead the integration of the financial services group into our broader platform, allowing us to utilize our combined platform to strengthen our respective client offerings.

•
Led the financial services group to increase their growth efforts across their verticals through focused hiring and development, which contributed to their record 2021 performance.

2021 Incentive Compensation Overview for Jonathan J. Doyle

Executive Compensation: Compensation Discussion and Analysis

Annual Incentives Paid in Restricted Compensation
With respect to our annual performance, the Committee determines a total incentive compensation amount that is based on the profitability of the company (with respect to the CEO, President, and CFO) or operating performance of the applicable business line (with respect to business line leaders) and individual performance during the year. Of that total incentive compensation amount, generally between 40% and 55% is paid to each named executive officer in cash as an annual incentive. With respect to the remaining 45% to 60% of the total incentive amount, the Committee then splits this amount between (1) long-term PSU awards and (2) time-vested restricted compensation paid in annual incentives.
As a result, under our typical executive compensation program, even when our named executive officers have very strong business performance in one year, between 45% to 60% of their total incentive compensation has performance-based and time-based vesting conditions. More specifically, each named executive officer generally receives between 22.5% and 30% of his or her total incentive compensation amount in the form of long-term PSU awards.
The time-vested restricted compensation is allocated 50% in restricted shares of our common stock, and 50% in restricted investment fund shares pursuant to our MFRS Plan (as defined below). This restricted compensation vests in three equal annual installments from the date of grant. By paying a portion of annual incentives in time-vested restricted stock, our executive officers are incentivized to achieve long-term returns for our shareholders, as the value of the restricted stock that vests is tied to the performance of our stock price over time. The number of shares of restricted stock granted to each executive officer was determined by dividing the total dollar value designated to be paid out to the executive officer in restricted stock by the closing price per share of our common stock on the New York Stock Exchange on February 15, 2022.
For all grants of restricted shares of our common stock made prior to 2019, executive officers holding such shares receive dividends on those shares at the same rate and time as our other shareholders. Beginning with grants of restricted shares of our common stock made in February 2019, dividends are accrued on the unvested restricted shares and are only be paid out at the time that the underlying restricted shares vest.
Mutual Fund Restricted Share Plan
The Mutual Fund Restricted Share Plan (the “MFRS Plan”) provides that a portion of the restricted compensation granted for annual incentive compensation is paid in the form of restricted shares of selected investment funds. The MFRS Plan provides us another way of increasing retention of our executive officers by deferring a portion of their annual incentive compensation and requiring that they continue working for the company in order to receive it. In 2021, each named executive officer received 50% of their restricted compensation in investment fund shares. The MFRS have the same restrictions that would apply to restricted shares of our common stock and vest ratably over three years from the date of grant. We adopted the MFRS Plan to provide our executives an opportunity to diversify the restricted compensation they receive, and we believe the MFRS Plan will help us attract and retain top talent.
Long-Term PSU Awards
The Committee granted each executive officer’s 2021 PSU award on February 16, 2021 for 2020 performance and 2022 PSU award on February 15, 2022 for 2021 performance. The amount of each PSU award granted to each executive officer is determined in relation to their related annual incentives for the year (which were determined based on profitability and individual performance), resulting in each named executive officer receiving between 22.5% and 36% of his or her total incentive compensation in the form of a PSU award, other than Mr. Doyle who received 10% of his total incentive compensation in the form of a PSU award as provided in his employment agreement.
The grant date fair value of the February 2022 award is reflected in the Supplemental Compensation Table above for 2021 compensation. The grant date fair value of the February 2021 award is reflected in the Summary Compensation Table below for 2021 compensation earned as part of the executive compensation program for 2020 performance.

Executive Compensation: Compensation Discussion and Analysis

February 2021 and 2022 PSU Awards Overview

•
PSU awards vest only if certain (1) adjusted ROE, or (2) relative TSR metrics are met over a three-year period.

•
Our adjusted ROE targets for each annual PSU grant are determined by the Committee based on our recent and planned future operating performance to ensure that the award properly rewards performance.

Granted February 2021 (for 2020 Performance)
Piper Sandler Relative TSR Targets	Piper Sandler Adjusted ROE Targets

Granted February 2022 (for 2021 Performance)
Piper Sandler Relative TSR Targets	Piper Sandler Adjusted ROE Targets

Note: Each vesting metric provides for interpolation between points in the tables above on a straight-line basis (from threshold to target and from target to maximum).
With respect to the peer group used for relative TSR, our outstanding PSU grants made in February 2019 and earlier use the companies comprising the KBW Capital Markets Index as of the date of the grant. Beginning with the February 2020 grant, the peer group used for relative TSR is made up of the list of companies within the Russell 3000 that have an investment banking GICS code as of the date of the grant. For the February 2021 PSU grant, this peer group was as follows: B. Riley Financial, Cowen Inc., Evercore Inc., The Goldman Sachs Group, Inc., Greenhill & Co., Houlihan Lokey, Lazard Ltd., Moelis & Company, Morgan Stanley, Oppenheimer Holdings, Inc., PJT Partners Inc., Raymond James Financial, Stifel Financial Corp., and StoneX Group Inc.
The PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by requiring that the company achieve certain levels of (1) adjusted ROE or (2) relative TSR in order to vest. Beginning with the February 2019 grant, the target level of the adjusted ROE metric is set by taking the average of the company’s three-year historical adjusted ROE and a planned level of future adjusted ROE. The Committee believes that the PSU award program incentivizes our executive officers to achieve strong financial performance as measured by adjusted ROE and shareholder returns.
The 36-month performance period is designed to provide management an incentive to focus on our strategic direction, sustained performance, and long-term value creation. The Committee established the

Executive Compensation: Compensation Discussion and Analysis

vesting performance metrics with the intent that our executive officers will only receive additional long-term incentive compensation above the target amounts of the PSU awards if, over the performance period, we significantly outperform the peer group used for the relative TSR metric and/or achieve an adjusted ROE that exceeds our recent historical and planned future adjusted ROE.
For purposes of the awards, TSR is calculated based on the average closing price per share of our common stock on the New York Stock Exchange during the trailing 60 calendar days as of the beginning and the end of the performance period, and takes into account dividends paid during the performance period. Adjusted ROE under the PSU awards is a non-GAAP financial measure that is calculated based on our reported net income adjusted to eliminate certain expenses and losses that do not relate to our core business. See Appendix A to this proxy statement for a reconciliation of adjusted ROE to the most directly comparable GAAP financial measure.
The PSUs do not provide the recipient any rights as a shareholder such as the right to vote or receive dividends on any shares subject to the PSUs. The PSUs have dividend equivalent rights, which will result in dividends accruing on earned shares that are paid out when and only if those shares ultimately vest.
During 2022, the Committee will review the PSU award metrics, including whether the continued use of adjusted ROE is the appropriate metric. In this context, the Committee will evaluate whether there are other financial performance metrics that the Committee believes would be in the Company’s interest to include in the PSU award in order to incentivize long-term performance and drive shareholder returns.
Other Compensation
Our executives receive only limited perquisites. Executive officers receive limited additional compensation in the form of reimbursement of certain insurance premiums. The cost of these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table in this proxy statement.
How Compensation Decisions are Made
The Committee is responsible for approving the compensation paid to our executive officers and ensuring it meets our compensation objectives. With respect to our CEO, the Committee has sole responsibility for evaluating performance and determining his compensation. In doing so, the lead director solicits evaluation input from each member of the Board and also leads a discussion of the full Board reporting on the results of the annual evaluation and reviewing the CEO’s self-evaluation.
At the beginning of each year, the Committee approves the amount of incentive compensation to be paid to our executive officers in recognition of prior-year performance, approves their base salaries for the current year if there are changes, and establishes incentive compensation targets for the upcoming year based on benchmarking data and the company’s financial plan.
Involvement of Executive Officers
The work of the Committee is supported by our human capital department, our finance department, and our legal department. Our Chief Human Capital Officer, CFO, and General Counsel, with input from the CEO, prepare and present information and recommendations for review and consideration by the Committee, including:
•
The annual performance goals for each executive officer;

•
Financial information for the company and each business unit reviewed in connection with executive compensation decisions;

•
The firms considered in the compensation peer group and financial and compensation data for those firms (including TSR for those firms as compared to the company);

•
The performance evaluations and compensation recommendations for the executive officers;

Executive Compensation: Compensation Discussion and Analysis

•
Tally sheets specifying each element of compensation paid to the executive officers for the current and prior year and reflecting total proposed compensation and potential compensation under various scenarios; and

•
The evaluation and compensation process to be followed by the Committee.

Compensation Peer Group
The Committee and its independent compensation consultant, with input from management, annually identify a compensation peer group of firms with which we compete for executive talent. As a middle-market, full-service investment bank, there are a limited number of other companies that are directly comparable to Piper Sandler. Our peer group primarily consists of investment banks as well as similar human capital-based financial consulting businesses with revenues and market capitalizations similar to ours. Our 2021 peer group, which we use to benchmark our 2021 compensation against generally, consisted of the following companies:
2021 Peer Group
Canaccord Genuity Group Inc. Cowen Group, Inc. Evercore Partners Inc. FTI Consulting, Inc. Greenhill & Co. Houlihan Lokey, Inc. Jefferies Financial Group Inc.	Lazard Ltd. Moelis & Co. Oppenheimer Holdings Inc. Perella Weinberg Partners PJT Partners, Inc. Stifel Financial Corp.
We also may use data from external market surveys to the extent that such surveys are available and provide representative data, and we may review publicly available data for similar companies that are not direct competitors to address issues we may encounter obtaining compensation information for executives holding positions comparable to our executive officers. The peer group market data is an important factor considered by the Committee when setting compensation, but it is only one of multiple factors considered by the Committee, and the amount paid to each executive may be more or less than the composite market median based on individual performance, firm performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Committee deems important. As such, the Committee uses peer group and market survey information to put the total compensation proposed to be paid to each named executive officer in context of pay ranges for like positions at similar companies, and confirms that any variances from median pay levels and market norms are justified in light of the specific circumstances of our financial or business performance and our named executive officers.
The Committee and management use the peer group above for benchmarking compensation levels and firm performance; however, the PSU awards use a broader group of financial services firms for purposes of measuring the relative TSR metric of the PSU awards.
Compensation Consultant
Through 2021, the Committee received advice and recommendations concerning our executive compensation program from Frederic W. Cook & Co., Inc. (“FW Cook”). In January 2022, the Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) as its independent compensation consultant.
The Committee considered advice and recommendations received from FW Cook and Semler Brossy in making executive compensation decisions. Neither FW Cook nor Semler Brossy provided or provides services to us other than the advice each provided or provides to the Committee. The Committee determined that each of FW Cook and Semler Brossy had no conflicts of interest in providing services to the Committee and were independent under the factors set forth in the NYSE rules for compensation committee advisors.

Executive Compensation: Compensation Discussion and Analysis

One-Time Employment Agreement with Mr. Doyle
In connection with our acquisition of Sandler in 2020, Mr. Doyle became our vice chairman and head of the financial services group, and we appointed him to the Board in January 2020. His leadership has helped to ensure the success of the integration and that Sandler’s business remained stable and productive throughout 2020. Further, Mr. Doyle remains a key producer within the financial services group as he continues to advise clients.
In connection with the acquisition, we made the strategic decision to enter into a special, one-time employment agreement with Mr. Doyle that provides for minimum levels of incentive compensation from 2020 through 2024 while providing us with extensive restrictive covenants, including a five-year non-compete, designed to protect the value paid in the transaction.
Under his employment agreement, Mr. Doyle will receive an annual base salary of $500,000. With respect to 2022, 2023, and 2024, Mr. Doyle’s annual incentive compensation will be no less than $5,000,000 per year, with his incentive compensation being paid in the same mix of cash and performance-based or restricted compensation awards as is paid to our co-heads of investment banking and capital markets. If Mr. Doyle is terminated by the company without cause, he will receive an annual bonus for the year in which he was terminated, but not for any additional years.
Although it is not our practice to enter into an employment agreement with an executive officer that provides for minimum levels of incentive compensation, our Board believed that doing so in this instance was appropriate in light of the transformational nature of our acquisition of Sandler as well as the following considerations:

Executive Compensation: Compensation Discussion and Analysis

Why We Entered into the One-time Employment Agreement with Mr. Doyle

•
The Employment Agreement was Essential to Completing the Acquisition of Sandler—Although it is not our practice to enter into employment agreements with executive officers offering minimum levels of compensation, Mr. Doyle’s one-time employment agreement was essential to completing the acquisition of Sandler. The employment agreement provided Mr. Doyle, who had not previously worked for a public company, with a clear transition from the private partnership compensation that he had historically received at Sandler. This transition provided Mr. Doyle confidence that the compensation that he would receive for his productivity and management of the financial services group would be similar to what he had received historically.

Five-Year Transition

•
Mr. Doyle is a Significant Revenue Producer—Mr. Doyle both manages the financial services group and continues to advise clients, and, in 2021, he was a significant revenue producer. When viewed within the context of the business he produces in addition to his responsibilities for managing the financial services group and serving as a member of our Leadership Team, we believe that Mr. Doyle’s compensation is both reasonable and appropriate.

•
Mr. Doyle’s Incentive Compensation is Governed by our Compensation Ratio—As part of our acquisition of Sandler, our financial services group, including Mr. Doyle, agreed to operate within the parameters set by our historical compensation ratio (i.e., the portion of our revenues that are paid out to employees in compensation and benefits). In 2021, our firm-wide adjusted compensation ratio including the financial services group was 60.0%, which has not increased following our acquisition of Sandler. This agreement means that Mr. Doyle’s incentive compensation must take into consideration the limit set by the financial services group’s compensation ratio, as well as the compensation that Mr. Doyle has allocated to the employees within his group, including revenue producers. This arrangement is important and favorable to shareholders because it protects our margins, and requires that Mr. Doyle’s incentive compensation be dependent upon the performance of our financial services group as a whole.

•
We Secured a Critical Five-year Non-Compete—As part of Mr. Doyle’s employment agreement, we required Mr. Doyle to agree to a significant five-year non-compete agreement which prevents him from competing in the investment banking sector until 2025, and in the financial services sector more broadly until 2023. This non-compete agreement was important to the acquisition, as it ensures that Mr. Doyle cannot go to a competitor in the first few critical years following the integration.

•
Mr. Doyle is our largest individual shareholder—Another way that we ensured alignment and retention of Sandler’s human capital was by delivering approximately 24% of the consideration for the acquisition in the form of shares of restricted stock which ratably vests over the three years following the closing. Given his ownership of Sandler, Mr. Doyle received 162,155 shares of restricted stock in consideration, as well as an additional $9.9 million, or 124,286 shares, of retention restricted stock. These grants resulted in Mr. Doyle becoming our largest individual shareholder, further aligning Mr. Doyle with our shareholders generally, and incentivizing him to create long-term value for our company as a whole.

Given these considerations, the Board determined that the risks of Mr. Doyle’s employment agreement were balanced, particularly in light of his significant revenue production history, the length of his non-compete, the express connection to the company’s compensation ratio, and—most importantly—the strategic and transformational nature of the transaction and its potential to grow and create shareholder value.

Executive Compensation: Compensation Discussion and Analysis

Compensation Policies
Executive Stock Ownership and Prohibition on Hedging and Pledging
We have adopted stock ownership guidelines to ensure that our executives maintain a meaningful equity stake in the company, which aligns management’s interests with those of our shareholders. The guidelines also help to drive long-term performance and strengthen retention. Our stock ownership guidelines generally require that our executive officers own a specific multiple of their annual base salary in shares of our common stock. The ownership multiple is eight times the base salary for our CEO, three times the base salary for each of our President, CFO, and business line heads, and one times the base salary for every other executive officer. Whether an executive officer meets the guidelines is determined at the beginning of each year by multiplying his or her share ownership (not including unvested stock awards) by the average daily closing price per share of our common stock on the New York Stock Exchange for the prior year. If an executive officer is not in compliance with the stock ownership guidelines, then he or she must retain at least 50% of the equity awarded to them as executive officers through the Incentive Plan, or acquired upon exercise of stock options, net of taxes and exercise costs. The guidelines apply upon becoming an executive officer and remain in effect while the individual serves as an executive officer.
All of our employees, including our executive officers, as well as our non-employee directors are prohibited from hedging, or entering into any short positions or derivative transactions substantially equivalent to short positions (including protective puts), or pledging any shares of our common stock, even shares they can freely sell.
Termination and Change-in-Control Arrangements
We do not have any separate change-in-control agreements (often referred to as “golden parachute” arrangements) that would pay a certain multiple of an executive’s compensation (e.g., base salary) upon a change-in-control of the company. In certain instances, award agreements and plans may include provisions regarding the payment of compensation in the event of a termination of employment or a change-in-control of our company as follows:
•
All awards granted under the Incentive Plan contain a “double trigger” provision that provides that awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the award recipient’s employment is terminated involuntarily (other than for “cause”) within 24 months of the change-in-control.

•
If a change-in-control occurs during the performance period for the PSUs, then each PSU will be converted into a share of restricted stock with time-based vesting, and, if the executive’s employment with us or one of our affiliates is terminated after the change-in-control and prior to the end of the performance period by us or one of our affiliates without cause, by the executive for good reason, or in connection with the executive’s death, disability or retirement, then all restrictions on such shares of restricted stock will lapse upon such termination.

•
Under the Incentive Plan, following a termination of employment (other than as a result of a change-in-control), our restricted stock awards granted as part of our annual incentive program will continue to vest so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of their awards.

•
Executive officers who are terminated during the year (other than as a result of a change-in-control) will receive cash and equity compensation for that year under our annual incentive program in the discretion of the Committee.

Clawback Policy
The Board has adopted a clawback policy that allows the Committee to recover incentive compensation from any current or former executive officer if that executive officer engages in intentional misconduct that

Executive Compensation: Compensation Discussion and Analysis

caused or contributed to noncompliance with a financial reporting requirement under the federal securities laws which requires the company to file an accounting restatement with the SEC. If the Committee seeks to recover incentive compensation following an accounting restatement, the amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned based on the restated financial results as determined by the Committee. In addition, regardless of whether there is an accounting restatement, the Committee may recover incentive compensation from a current or former executive officer if that executive officer engages in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the company’s financial results as filed with the SEC. The incentive compensation recoverable in this circumstance will be based on the Committee’s determination of the harm caused by the executive officer’s conduct and the incentive compensation awarded to the officer with a vesting or performance period during which the conduct took place.
Equity Grant Timing Policy
In 2006, we established a policy pursuant to which equity grants to employees will be made only once each quarter, on the 15th calendar day of the month following the public release of earnings for the preceding quarter (or, if the 15th calendar day falls on a weekend or holiday, on the first business day thereafter). This policy covers grants made by the Committee as well as grants made by our CEO to employees other than executive officers pursuant to authority delegated to him by the Committee. We established this policy to provide a regular, fixed schedule for equity grants that eliminates the exercise of discretion with respect to the grant date of employee equity awards.
Tax Considerations
In connection with the enactment of the Tax Cuts and Jobs Act of 2017 in December 2017, Section 162(m) of the Internal Revenue Code (the “Code”) precludes us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which as of 2018 includes our named executive officers). Prior to 2018, this deduction limitation did not apply to qualified “performance-based” compensation and a company’s CFO was not considered to be a “covered officer.” Consequently, compensation paid in 2018 and later years to our covered employees, including our named executive officers, in excess of $1 million is not deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.
Although deductibility for compensation amounts paid in excess of $1 million for federal corporate tax purposes is no longer available, the Committee will continue to emphasize performance-based compensation that aligns with its pay-for-performance compensation philosophy. Therefore, the changes to Section 162(m) did not significantly impact the design of our executive compensation program as described in this Compensation Discussion and Analysis.
Compensation Committee Report
The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the foregoing review and discussions, has recommended to the Board the inclusion of the Compensation Discussion and Analysis in the company’s 2021 year-end disclosure documents.
Compensation Committee of the Board of Directors of Piper Sandler Companies
Scott C. Taylor, Chairperson
William R. Fitzgerald
Thomas S. Schreier
Sherry M. Smith

Executive Compensation

Summary Compensation Table
The following table contains compensation information for the fiscal years noted in the table for our named executive officers.
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Chad R. Abraham CEO	2021	633,333	3,085,233	—	5,279,167	140,481	9,138,214
	2020	283,333	2,522,168	—	3,857,000	31,349	6,693,850
	2019	550,000	1,578,174	—	2,487,500	26,727	4,642,401
Debbra L. Schoneman President	2021	500,000	1,095,466	—	2,500,000	77,029	4,172,495
	2020	266,667	922,350	—	2,438,000	32,029	3,659,046
	2019	500,000	629,871	—	1,531,250	18,078	2,679,199
Timothy L. Carter CFO	2021	425,000	607,235	—	1,671,875	21,927	2,726,037
	2020	241,667	479,989	—	1,351,000	10,466	2,083,122
	2019	425,000	274,239	—	796,875	9,797	1,505,911
James P. Baker Global Co-Head of Investment Banking and Capital Markets	2021	425,000	936,890	—	3,362,188	16,678	4,740,756
	2020	241,667	797,833	—	2,285,500	15,381	3,340,381
	2019	425,000	255,044	—	1,573,438	2,885,380	5,138,862
Jonathan J. Doyle Vice Chairman and Head of Financial Services Group(4)	2021	500,000	2,062,269	—	7,687,500	32,685	10,282,454
	2020	260,898	9,895,652	—	6,621,000	9,359	16,786,909

(1)
The entries in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date value of the restricted stock, PSUs, and stock option awards computed in accordance with FASB ASC Topic 718. SEC rules do not permit inclusion in a given year of stock awards attributable to a particular year’s performance, as is the case for salary and non-equity incentive plan amounts. For example, the restricted stock and PSU grants disclosed in 2021 were made in February 2021, and were related to 2020 performance. See Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in the valuation of the awards granted during 2021 in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock and PSUs granted during February 2021 if target performance and maximum performance is achieved are as follows:

	Restricted Stock Awards (granted in February 2021 for 2020 performance) ($)	PSUs (granted in February 2021 for 2020 performance)
Name		Target ($)	Maximum ($)
Chad R. Abraham	1,106,828	1,978,405	2,967,608
Debbra L. Schoneman	318,102	777,364	1,166,098
Timothy L. Carter	176,299	430,936	646,403
James P. Baker	285,198	651,692	977,589
Jonathan J. Doyle	1,193,969	868,300	1,302,450

(2)
The amounts in this column include for the applicable year (i) the cash compensation earned under our annual incentive program and (ii) the portion of the annual incentive compensation earned during the year and paid in restricted compensation in the form of restricted investment fund shares under our MFRS Plan (which was 50% of the restricted compensation for 2021 annual incentive

Executive Compensation

compensation). The following amounts earned for 2021 performance were paid to the named executive officers in the form of restricted investment fund shares in February 2022: Mr. Abraham: $2,029,167; Ms. Schoneman: $500,000; Mr. Carter: $334,375; Mr. Baker: $570,938; and Mr. Doyle: $1,537,500. The MFRS vest in three equal annual installments from the date of grant.
(3)
All other compensation for 2021 consists of the following:

Form of All Other Compensation ($)	Chad R. Abraham	Debbra L. Schoneman	Timothy L. Carter	James P. Baker	Jonathan J. Doyle
401(k) matching contributions	8,568	8,568	8,568	8,568	8,568
Life and long-term disability insurance premiums	897	897	897	897	1,257
Dividends from restricted shares of our common stock as well as accrued cash dividend equivalents from vested PSUs	131,016	67,564	12,462	7,213	—
Mr. Doyle’s all other compensation includes personal use of aircraft that the company has use of under a contract with FlexJet. Under this contract, the company pays certain hourly and monthly fees for its use of two different airplanes. The incremental cost to the company of Mr. Doyle’s personal use of aircraft during 2021 was $22,860, which represented the sum of the hourly charges associated with Mr. Doyle’s personal flights during the year. The incremental cost excludes monthly fees because such fees do not change based on usage. The value of Mr. Doyle’s personal use of aircraft under the FlexJet arrangement is imputed for federal income tax purposes as income based on Internal Revenue Service guidelines using Standard Industry Fare Level rates, which are determined by the U.S. Department of Transportation. We do not reimburse or otherwise gross-up any income tax owed for personal use of the aircraft.
(4)
Mr. Doyle became an employee of our company in January 2020, and therefore was not a named executive officer for 2019. Accordingly, the table above includes the compensation of Mr. Doyle only for those years during which he was a named executive officer.

Executive Compensation

Grants of Plan-Based Awards
The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2021.
Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
				Threshold	Target	Maximum
Chad R. Abraham	—	—	5,279,167	—	—	—	—	—	—	—
	2/16/2021	2/10/2021	—	9,540	19,080	28,620	—	—	—	1,978,405
	2/16/2021	2/10/2021	—	—	—	—	10,428	—	—	1,106,828
Debbra L. Schoneman	—	—	2,500,000	—	—	—	—	—	—	—
	2/16/2021	2/10/2021	—	3,749	7,497	11,246	—	—	—	777,364
	2/16/2021	2/10/2021	—	—	—	—	2,997	—	—	318,102
Timothy L. Carter	—	—	1,671,875	—	—	—	—	—	—	—
	2/16/2021	2/10/2021	—	2,078	4,156	6,234	—	—	—	430,936
	2/16/2021	2/10/2021	—	—	—	—	1,661	—	—	176,299
James P. Baker	—	—	3,362,188	—	—	—	—	—	—	—
	2/16/2021	2/10/2021	—	3,143	6,285	9,428	—	—	—	651,692
	2/16/2021	2/10/2021	—	—	—	—	2,687	—	—	285,198
Jonathan J. Doyle	—	—	7,687,500	—	—	—	—	—	—	—
	2/16/2021	2/10/2021	—	4,187	8,374	12,561	—	—	—	868,300
	2/16/2021	2/10/2021	—	—	—	—	11,249	—	—	1,193,969

(1)
The amounts in this column reflect the (i)  cash compensation earned under our annual incentive program for 2021 performance and (ii)  portion of the annual incentive compensation earned for 2021 performance and paid in restricted compensation in the form of restricted investment fund shares under our MFRS Plan (which was 50% of the restricted compensation for 2021 annual incentive compensation). These amounts correspond to the amounts disclosed under “Non-Equity Incentive Plan Compensation” for 2021 in the Summary Compensation Table above.

(2)
The amounts in this column reflect the number of PSUs granted to the named executive officers on February 16, 2021, which will be earned and vest based on our adjusted ROE and our TSR as measured on a relative basis compared to other companies within the Russell 3000 that have an investment banking GICS code as of the date of the grant over a 36-month performance period. The number of PSUs granted to each named executive officer was determined by dividing a dollar value for the executive’s award by the fair market value of a PSU, rounded up to the nearest whole PSU. The fair market value of each PSU granted on February 16, 2021, was $103.69. The 50% portion of the award that vests based on relative TSR was determined to have a fair market value of $50.62 per PSU, and was determined by using a Monte Carlo simulation, which assumed a risk-free interest rate of 0.23%and expected stock price volatility of 43.2%. The remaining 50% of the award that vests based on adjusted ROE was determined to have a fair market value of $53.07 per PSU, and was determined based on the $106.14 closing price of a share of our common stock on the New York Stock Exchange on February 16, 2021. The number of PSUs reflected in the table above represents the threshold, target, and maximum number of shares of common stock that may be issued pursuant to the PSU awards depending on the performance metrics that are achieved. If the performance metrics that are achieved for the adjusted ROE and/or the relative TSR measures exceed the target amounts, then the maximum number of shares of common stock that can be earned under the PSU awards are 150% of the target number of shares.

(3)
The February 2021 PSUs do not provide any voting rights, but do provide the recipient with dividend equivalent rights, which will be paid out in cash at the end of the performance period only on those shares that are ultimately earned and vested under the award. For a more complete description of the PSUs, see “Compensation Discussion and Analysis—Long-Term PSU Awards.”

(4)
The amounts in this column reflect restricted company common stock awards granted to the named executive officers in February 2021 based on their 2020 performance. The shares of restricted stock were granted to these officers on February 16, 2021. All of the restricted stock was granted under the Incentive Plan and will vest in three equal installments on February 16th of each of 2022, 2023, and 2024, assuming the award recipient complies with the terms and conditions of the applicable award agreement. The restricted stock awards are subject to forfeiture prior to vesting following certain terminations of employment or in the event the award recipient is terminated for cause, misappropriates confidential company information, participates in or is employed by a talent competitor of Piper Sandler, or solicits employees, customers or clients of Piper Sandler, all as set forth in more detail in the applicable award agreement. Recipients have the right to vote all shares of Piper Sandler restricted stock they hold, but do not receive accrued dividends until the shares vest. The number of shares of restricted stock awarded to each named executive officer for 2020 performance was determined by dividing specified dollar amounts representing a percentage of the individual’s total annual incentive compensation for 2020 by $106.14, the closing price of our common stock on the New York Stock Exchange on the February 16, 2021 grant date.

(5)
The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period under FASB ASC Topic 718.

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2021.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Chad R. Abraham	16,333	32,667	99.00	2/15/2028	19,270	3,439,888	52,609	9,391,233
Debbra L. Schoneman	10,889	21,778	99.00	2/15/2028	6,311	1,126,577	20,228	3,610,900
Timothy L. Carter	—	—	—	—	3,305	589,976	11,525	2,057,328
James P. Baker	—	—	—	—	5,890	1,051,424	15,926	2,842,950
Jonathan J. Doyle	—	—	—	—	135,535	24,194,353	8,374	1,494,843

(1)
The stock options vest in three equal installments on February 15 of each of 2021, 2022, and 2023.

(2)
The shares of restricted stock vest on the dates and in the amounts set forth in the table below, so long as the award recipient complies with the terms and conditions of the applicable award agreement.

Vesting Date	Chad R. Abraham	Debbra L. Schoneman	Timothy L. Carter	James P. Baker	Jonathan J. Doyle
February 16, 2022	9,090	3,132	1,582	3,068	3,749
January 17, 2023	—	—	—	—	41,428
February 16, 2023	6,704	2,180	1,169	1,926	3,750
January 17, 2024	—	—	—	—	41,429
February 16, 2024	3,476	999	554	896	3,750
January 17, 2025	—	—	—	—	41,429

(3)
The values in these columns are based on the $178.51 closing sale price of a share of our common stock on the New York Stock Exchange on December 31, 2021.

(4)
The numbers in this column reflect the number of PSUs awarded in February of 2019, 2020, and 2021 that will vest on February 28 of 2022, 2023, and 2024, respectively, to the extent earned in accordance with the performance metrics over the three-year performance period. These performance metrics are adjusted ROE and relative total shareholder return. The number of PSUs shown represents the target number of shares of common stock that may be issued pursuant to such award depending on the performance metrics that are achieved.

Executive Compensation

Option Exercises and Stock Vested
The following table sets forth certain information concerning stock options exercised and restricted stock and PSU awards vested during the year ended December 31, 2021.
	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Chad R. Abraham	—	—	22,518	2,400,672
Debbra L. Schoneman	—	—	11,180	1,190,851
Timothy L. Carter	—	—	2,420	258,691
James P. Baker	—	—	3,880	418,380
Jonathan J. Doyle	—	—	—	—

(1)
There were no stock options exercised by our named executive officers during 2021.

(2)
The value realized upon vesting of the restricted stock awards is based on the $107.83 closing sale price of a share of our common stock on the New York Stock Exchange on February 12, 2021, the date during which the New York Stock Exchange was open immediately preceding the date on which the awards vested. In addition, 129% of the PSUs that were granted to our executive officers in February 2018 vested following the certification by our Committee that certain total shareholder return and ROE metrics were met, and each PSU that vested was settled in a share of our common stock. The value realized upon settlement of the PSUs is based on the $105.99 closing sale price of a share of our common stock on the New York Stock Exchange on February 25, 2021.

Nonqualified Deferred Compensation
In June 2013, we adopted the Piper Sandler Companies Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is intended to be an “unfunded” plan, and, subject to the terms and conditions set forth in the Deferred Compensation Plan, each eligible participant could elect to defer a maximum of 50% of their salary or 90% of the cash award they receive under the annual incentive program. Deferrals under the Deferred Compensation Plan are fully vested at all times, and are credited to a deferral account maintained for each participant. Each participant has the opportunity to select from notional investment options determined by the plan administrator, and the amounts credited to their deferral accounts are adjusted periodically to reflect earnings and losses calculated based on the market return of the notional investment options selected by the participant. The notional investment options available under the Deferred Compensation Plan are similar to those offered under the company’s 401(k) plan, except that the self-directed brokerage feature is not available. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence payment upon a fixed payment date, as elected by the participant, or upon the participant’s retirement. Participants generally may elect that payments be made in a single lump sum or in annual installments over a period of between two and ten years, however, payment will be made in a lump sum upon the termination of a participant’s employment for any reason other than retirement.
In 2017, the Committee approved the discontinuance of future deferral elections by participants for performance periods after December 31, 2017.

Executive Compensation

The following table summarizes information with respect to the participation of the named executive officers in the Deferred Compensation Plan for the year ended December 31, 2021.
Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Chad R. Abraham	—	—	—	—
Debbra L. Schoneman	—	—	$357,900.57	—

(1)
None of the named executive officers had any aggregate earnings on their deferred compensation in 2021. The company does not report aggregate earnings or withdrawals in the Summary Compensation Table as part of each named executive officer’s compensation because the company does not pay guaranteed, above-market or preferential earnings on deferred compensation.

Potential Payments Upon Termination or Change-in-Control
The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2021. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2021, of $178.51.
	Type of Termination
Name	Change-in-Control Not Followed by Employment Termination ($)	Involuntary Termination Within 24 Months Following a Change-in-Control ($)	Voluntary Termination ($)	Involuntary Termination Under Severance Plan ($)	Other Involuntary Termination Not for Cause ($)	Death or Disability ($)	Involuntary Termination for Cause ($)
Chad R. Abraham
Severance(1)	—	—	—	325,000	—	—	—
Restricted Compensation(2)(3)	—	5,758,701	5,758,701	5,758,701	5,758,701	5,758,701	—
PSUs(4)	Indeterminable	Indeterminable	—	Indeterminable	—	Indeterminable	—
Stock Options(2)(5)	—	2,597,353	—	$1,298,637	—	2,597,353	—
Debbra L. Schoneman
Severance(1)	—	—	—	250,000	—	—	—
Restricted Compensation(2)(3)	—	1,885,430	1,885,430	1,885,430	1,885,430	1,885,430	—
PSUs(4)	Indeterminable	Indeterminable	—	Indeterminable	—	Indeterminable	—
Stock Options(2)(5)	—	1,731,569	—	865,784	—	1,731,569	—
Timothy L. Carter
Severance(1)	—	—	—	212,500	—	—	—
Restricted Compensation(2)(3)	—	982,931	982,931	982,931	982,931	982,931	—
PSUs(4)	Indeterminable	Indeterminable	—	Indeterminable	—	Indeterminable	—
James P. Baker
Severance(1)	—	—	—	212,500	—	—	—
Restricted Compensation(2)(3)	—	1,632,803	1,632,803	1,632,803	1,632,803	1,632,803	—
PSUs(4)	Indeterminable	Indeterminable	—	Indeterminable	—	Indeterminable	—
Jonathan J. Doyle
Severance(1)	—	—	—	250,000	—	—	—
Restricted Compensation(2)(3)	—	25,587,039	—	25,587,039	25,587,039	25,587,039	—
PSUs(4)	—	—	—	—	—	—	—

(1)
Under our Severance Plan, employees may be eligible for severance payments in the event of employment termination by us due to a facility closure, permanent work-force reduction, organizational change that eliminates the employee’s position, or similar event as determined by the company. The named executive officers participate in the Severance Plan on the same basis as all other employees. The amount in the table reflects salary continuation payments calculated in accordance with the provisions of the plan. In addition, under this plan, the named executive officers would be entitled to continue to participate in our health and welfare benefits programs at employee rates during the severance period.

Executive Compensation

(2)
Under the Incentive Plan, in the event of a change-in-control of Piper Sandler, all awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the recipient’s employment is terminated involuntarily (other than for cause) within 24 months of the change-in-control.

(3)
Under the applicable award agreements, all of the restricted stock and mutual fund restricted shares awards will continue to vest following a termination of employment only so long as the termination was not for cause and the employee does not violate certain post-termination restrictions; provided, however, that if Mr. Doyle voluntarily terminates his employment without good reason, the unvested portion of retention restricted stock award shall be forfeited. Vesting of all awards is also accelerated upon a company-determined severance event. The amounts in the table reflect these terms and conditions and assume compliance with any post-termination vesting requirements that are within the named executive officers’ control.

(4)
With respect to PSU awards, under the applicable award agreement, if the change-in-control occurs within the first 12-months of the performance period, each PSU automatically will become one share of restricted stock as if the performance under the award would have been achieved at the target level. If the change-in-control occurs within the second or third year of the performance period, each PSU automatically will become one share of restricted stock based on the actual performance achieved as if the date of the change-in-control were the last day of the performance period. If the named executive officer remains continuously employed by us after the closing of the change-in-control through the end of the 36-month performance period, all shares of restricted stock arising from the PSUs will vest on the last day of the performance period. If the named executive officer’s employment is terminated after the closing of the change-in-control and prior to the end of the performance period (i) by us without cause, (ii) by the named executive officer for good reason, (iii) in connection with the named executive officer’s death or disability or (iv) under such circumstances qualifying as a retirement, all unvested shares of restricted stock arising from the PSUs will vest on the date of termination of the named executive officer’s employment with us. Because the number of PSUs that would become shares of restricted stock in the event of a change-in-control depends on the date of the change-in-control, the total amounts are not determinable at this time. If the named executive officer’s employment with us terminates because of a company-determined severance event or the named executive officer’s, death, disability, or qualifying retirement prior to a change-in-control, then the named executive officer will earn the same number of PSUs that would otherwise be earned pursuant to the award agreement but for the named executive officer’s termination or retirement. Therefore, any PSUs that might vest in connection with a named executive officer’s termination as a result of a company-determined severance event, or his or her retirement, death or disability is not determinable at this time.

(5)
Under the applicable stock option award agreements, the stock options shall vest ratably on the third, fourth, and fifth anniversary of the date of grant, which was February 15, 2018. If the named executive officer is terminated by the company without cause following the second anniversary of the date of grant, then the portion of the stock option that was scheduled to vest on the next anniversary of the date of grant shall immediately vest in full and may be exercised until February 15, 2028.

CEO Pay Ratio
We reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for our fiscal year ended December 31, 2021 was approximately 49:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
The median employee used to calculate this ratio was the same employee that we identified and used in connection with the proxy statement that we prepared for our 2021 annual shareholders’ meeting. We believe that the continued use of this employee as our 2021 median employee is reasonable because we did not otherwise have any meaningful changes in our employee population or employee compensation arrangements in 2021. We determined the median employee’s annual total compensation for 2021, including any perquisites and other benefits, in the same manner that we determine the annual total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed above.

Executive Compensation

The annual total compensation of our 2021 median employee was determined to be $188,599, which we then compared to the annual total compensation of our CEO disclosed above in the Summary Compensation Table of $9,138,214. The elements included in the CEO’s annual total compensation are fully discussed above in the footnotes to the Summary Compensation Table.
Equity Compensation Plan Information
The following table summarizes the number of shares of our common stock to be issued upon exercise of outstanding options granted under our equity plans as of December 31, 2021. The table also includes the weighted-average exercise price of options and the number of shares remaining available for future issuance under the plans for all awards.
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by shareholders	81,667	$99.00	1,394,825(1)
Equity compensation plans not approved by shareholders(2)	—	n/a	191,631

(1)
Based on the 9,400,000 shares currently authorized for issuance under the plan. In addition to the 81,667 shares to be issued upon the exercise of outstanding options to purchase our common stock, 615,425 shares of restricted stock and 158,393 performance-based restricted share units were issued and outstanding as of December 31, 2021. All of the shares available for future issuance under the plan as of December 31, 2021, may be granted in the form of restricted stock, restricted stock units, options or another equity-based award authorized under the plan.

(2)
In 2019, we established the Piper Sandler Companies 2019 Employment Inducement Award Plan in connection with our acquisition of Weeden & Co., and the Piper Sandler Companies 2020 Employment Inducement Award Plan in connection with our acquisition of Sandler. The New York Stock Exchange permits the adoption of an equity compensation plan without shareholder approval if awards under the plan are to be a material inducement to prospective employees to accept employment. Accordingly, we utilized these plans to induce employees of Weeden & Co., Sandler, The Valence Group, and TRS Advisors to accept employment with the company in connection with the respective acquisition. On January 3, 2020, we issued 1,217,423 shares of restricted stock to 103 employees who had been employees of Sandler. On April 3, 2020, in connection with the closing of our acquisition of The Valence Group, we issued 114,000 shares of restricted stock to 7 employees of The Valence Group. And on December 31, 2020, in connection with the closing of our acquisition of TRS Advisors, we issued 29,194 shares of restricted stock to 5 employees of TRS Advisors. All of these shares vest on their applicable vesting dates only if the recipient remains an employee of our company through the vesting date. As of December 31, 2021, 95,340 shares of restricted stock issued from the 2019 Employment Inducement Award Plan were issued and outstanding, and 1,268,228 shares of restricted stock issued from the 2020 Employment Inducement Award Plan were issued and outstanding.

Risk Assessment of Compensation Policies and Practices
In early 2021, our management prepared a company-wide inventory and review of our compensation policies and practices for both executive officers and for employees generally, which management discussed with the Compensation Committee. In connection with this review and discussion, we determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Security Ownership

SECURITY OWNERSHIP
Stock Ownership Guidelines
We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company to ensure that their interests are aligned with the interests of our shareholders. Our Compensation Committee has adopted stock retention guidelines to establish expectations for our executive officers and non-employee directors with respect to their equity stake in the company. Non-employee directors are expected to own shares of our common stock with a value at least equal to three times the annual basic cash retainer fee paid under our non-employee director compensation program, which does not include fees paid for committee or any other Board service. If a director is not in compliance with the stock ownership guidelines, then he or she must retain at least 50% of the equity awarded to them through the Incentive Plan. The guidelines for non-employee directors applies irrespective of taxes paid for shares awarded. The stock retention guidelines applicable to our executive officers and the hedging restrictions applicable to our executive officers and non-employee directors are described above in “Compensation Discussion and Analysis—Compensation Policies—Executive Stock Ownership and Prohibition on Hedging.”
Beneficial Ownership of Directors, Nominees and Executive Officers
The following table shows how many shares of our common stock were beneficially owned as of March 10, 2022 by each of our directors and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. The table also includes the number of shares of phantom stock that were deemed owned as of this date by each of our non-employee directors. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.
Name of Beneficial Owner	Shares of Piper Sandler Common Stock*	Phantom Shares**
Chad R. Abraham	89,775(1)	—
James P. Baker	89,511(2)	—
Timothy L. Carter	14,899(3)	—
Jonathan J. Doyle	252,870(4)	—
William R. Fitzgerald	1,725(5)	19,358
Victoria M. Holt	—	4,113
Robbin Mitchell	—	586
Debbra L. Schoneman	72,090(6)	—
Thomas S. Schreier	5,045(7)	—
Sherry M. Smith	4,032(8)	6,220
Philip E. Soran	6,831(9)	13,434
Brian R. Sterling	20,626(10)	621
Scott C. Taylor	9,167(11)	5,227
All directors and executive officers as a group (15 persons)	593,623(12)	49,559

*
None of the individuals identified in this table owns more than 1% of Piper Sandler common stock outstanding with the exception of Mr. Doyle with 1.4%. As a group, our directors and executive officers hold 3.3% of Piper Sandler common stock. (These percentages are calculated using our outstanding shares as of March 10, 2022.)  The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

Security Ownership

**
The directors have no voting or investment power with respect to the shares of phantom stock. All shares of phantom stock have been deferred pursuant to the Deferred Compensation Plan for Non-Employee Directors, as described above under “Compensation Program for Non-Employee Directors.”

(1)
Includes 11,166 shares of restricted stock that will vest on February 16, 2023, 7,939 shares of restricted stock that will vest on February 16, 2024, 4,463 shares of restricted stock that will vest on February 16, 2025, and 66,207 shares of common stock held directly.

(2)
Includes 3,181 shares of restricted stock that will vest on February 16, 2023, 2,152 shares of restricted stock that will vest on February 16, 2024, 1,256 shares of restricted stock that will vest on February 16, 2025, 51,398 shares of common stock held by family trusts, and 31,524 shares of common stock held directly.

(3)
Includes 1,904 shares of restricted stock that will vest on February 16, 2023, 1,290 shares of restricted stock that will vest on February 16, 2024, 736 shares of restricted stock that will vest on February 16, 2025, and 10,969 shares of common stock held directly.

(4)
Includes 7,131 shares of restricted stock that will vest on February 16, 2023, 7,131 shares of restricted stock that will vest on February 16, 2024, 3,382 shares of restricted stock that will vest on February 16, 2025, 2,836 shares of common stock held directly, 108,104 shares of restricted stock that Mr. Doyle received as consideration for his equity interests in Sandler O’Neill, of which 54,052 are held directly and the remainder of which will vest on January 3, 2023, and 124,286 shares of restricted stock which Mr. Doyle received for employment retention in connection with our acquisition of Sandler O’Neill that will vest ratably on January 17 of 2023, 2024, and 2025.

(5)
All shares beneficially owned by Mr. Fitzgerald are held directly.

(6)
Includes 3,279 shares of restricted stock that will vest on February 16, 2023, 2,099 shares of restricted stock that will vest on February 16, 2024, 1,100 shares of restricted stock that will vest on February 16, 2025, and 65,612 shares of common stock held directly.

(7)
All shares beneficially owned by Mr. Schreier are held directly.

(8)
All shares beneficially owned by Ms. Smith are held directly.

(9)
All shares beneficially owned by Mr. Soran are held directly.

(10)
All shares beneficially owned by Mr. Sterling are held directly.

(11)
All shares beneficially owned by Mr. Taylor are held directly.

(12)
Includes 54,052 shares of restricted stock that will vest on January 3, 2023, 41,428 shares of restricted stock that will vest on January 17, 2023, 30,766 shares of restricted stock that will vest on February 16, 2023, 41,429 shares of restricted stock that will vest on January 17, 2024, 23,593 shares of restricted stock that will vest on February 16, 2024, 41,429 shares of restricted stock that will vest on January 17, 2025, 12,518 shares of restricted stock that will vest on February 16, 2025, and 526,746 shares of common stock held directly, by family members, or by family trusts.

Security Ownership

Beneficial Owners of More than Five Percent of Our Common Stock
Based on filings made under Section 13(g) of the Exchange Act of 1934, the persons known by us to be beneficial owners of more than 5% of our common stock, as of March 10, 2022, were as follows:
Name of Beneficial Owner	Shares of Piper Sandler Common Stock	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,482,778(1)	13.9%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,762,353(2)	9.8%

(1)
This information is based on a Schedule 13G/A filed with the SEC on January 28, 2022, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power as to 2,444,842 shares and sole dispositive power as to 2,482,778 shares as of December 31, 2021.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 10, 2022, by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported that it has shared voting power as to 14,203 shares, sole dispositive power as to 1,733,452 shares, and shared dispositive power as to 28,901 shares as of December 31, 2021.

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Compensation Committee members have no interlocking relationships as defined by the rules and regulations of the SEC.
Transactions with Related Persons
From time to time in the ordinary course of business, Piper Sandler, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Sandler or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm’s-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Sandler, such as brokerage, asset management and financial advisory services. Such transactions are made on substantially the same terms and conditions as other similarly-situated clients who are neither directors nor employees.
We have engaged in ordinary course trading, brokerage and capital markets transactions with BlackRock and Vanguard, both of whom are 5% or greater shareholders of the company. The transactions we conduct with these firms are negotiated on an arms-length basis and contain customary terms and conditions.
From time to time, we permit our employees, including executive officers, and directors who are accredited investors to personally invest in private funds managed by Piper Sandler to support marketing efforts for these funds. To encourage employee participation in these private funds, they may be offered to employees, including executive officers, on a reduced or no management fee basis. Our employees otherwise participate on the same terms as other similarly situated investors in the funds. During 2021, no distributions consisting of profits and other income and/or return of amounts initially invested exceeding $120,000 were made to our executive officers or directors, except for distributions from our merchant banking fund to Messrs. Soran and Abraham in the amounts of $1,564,631 and $206,492, respectively, following liquidity events achieved by the fund.
On December 31, 2020, in connection with Mr. Sterling’s retirement from his position as a managing director of our company, he and Piper Sandler & Co. (“PS&Co.”), our broker-dealer subsidiary, entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which Mr. Sterling was to provide certain limited services exclusively to PS&Co. We amended the Transition Services Agreement on January 10, 2022, in order to extend its term through September 30, 2022. Under the Transition Services Agreement, Mr. Sterling will be entitled to receive payments in connection with transactions for which Mr. Sterling provided services prior to the end of his employment in the event that such transactions are successfully completed during 2022. Mr. Sterling also agreed under the Transition Services Agreement to continue certain non-competition and non-solicitation obligations and other restrictive covenants that he agreed to in connection with our acquisition of Sandler.
Review and Approval of Transactions with Related Persons
To minimize actual and perceived conflicts of interests, the Board has adopted a written policy governing our company’s transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or may have a direct or indirect interest:  (a) our executive officers or directors (including nominees), (b) shareholders who own more than 5% of our common stock, (c) immediate family members of any executive officer or director (including nominees), and (d) the primary

Certain Relationships and Related Transactions

business affiliation of any person described in (a), (b) or (c). Unless exempted from the policy, related person transactions must be submitted for review by the Nominating and Governance Committee. The Governance Committee considers the available, relevant facts and circumstances and will approve or ratify only those related person transactions that it determines are in, or are not inconsistent with, the best interests of our company and its shareholders. The chairperson of the Governance Committee may approve and ratify transactions if it is not practicable to wait until the next committee meeting, but the chairperson is required to report to the committee at its next meeting any approval or ratification pursuant to this delegated authority. The Board also may exercise the powers and duties of the Governance Committee under our policy governing related person transactions. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the SEC are exempted from the definition of related person transactions under our policy.

Audit Committee Report

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR
Audit Committee Report
The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Sandler Companies for the year ended December 31, 2021 were audited by Ernst & Young LLP, independent auditor for the company.
As part of its activities, the Committee has:
1.
Reviewed and discussed with management and the independent auditor the company’s audited financial statements;

2.
Discussed with the independent auditor the matters required to be communicated under applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

3.
Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the company’s system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Piper Sandler Companies the inclusion of the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Audit Committee of the Board of Directors of Piper Sandler Companies
Sherry M. Smith, Chairperson
Robbin Mitchell
Thomas S. Schreier
Scott C. Taylor
Auditor Fees
Ernst & Young LLP served as our independent auditor for 2021 and 2020. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2021 and 2020, as well as fees for the review of our interim consolidated financial statements for each quarter in 2021 and 2020 and for all other services performed for 2021 and 2020 by Ernst & Young LLP.
	2021	2020
Audit Fees	$1,752,500	$1,886,725
Audit-Related Fees(1)	$194,500	$164,500
Tax Fees	$0	$0
All Other Fees(2)	$5,000	$3,600
Total	$1,952,000	$2,054,825

(1)
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2021 and 2020 included services relating to IRA Keogh agreed-upon procedures, employee

Audit Committee Report

benefit plan audits, audit procedures related to accounting records required to respond to or comply with financial, accounting, or regulatory matters, internal control reviews and assistance with internal control reporting requirements, including the security custody surprise audit count, and the issuance of an independent auditor’s report on controls placed in operation and tests of operating effectiveness. The services provided also include audit services provided to consolidated investment funds of our alternative asset management business and certain of our alternative asset management funds.
(2)
Other fees include our subscription fee for online research provided by Ernst & Young LLP. All of these amounts and the services provided were pre-approved by our Audit Committee in accordance with our pre-approval policy (described below) that applies to any non-audit services that Ernst & Young LLP is engaged to provide.

Auditor Services Pre-Approval Policy
The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.
The Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. On February 25, 2021, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date, and pre-approved any additional audit or audit-related services as disclosed above as necessary during the year.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee of the Board has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2022. While it is not required to do so, the Board is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to attend the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.
The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Sandler Companies and our subsidiaries for the year ending December 31, 2022. Proxies will be voted FOR ratification of this selection unless otherwise specified.

PROPOSAL THREE—ADVISORY (NON-BINDING)
VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to provide advisory approval of the compensation of the officers included in this proxy statement, as we have described it in the “Executive Compensation” section. While this vote is advisory and not binding on our company, the Compensation Committee of the Board will consider the outcome of the vote when making future compensation decisions for our executive officers.
In 2021, our results reflected strong execution and high demand for our services, as well as the benefits of our more scaled and diversified platform. Our record adjusted net revenues, adjusted net income, and adjusted earnings per share, reflects record performances across a number of our businesses.
2021 Operating Performance Highlights
Adjusted Net Revenues $1.98B	We generated record adjusted net revenues of $1.98 billion.
Adjusted Net Income $399.0M	We achieved record adjusted net income of $399.0 million.
Adjusted Earnings Per Share $21.92	We achieved record adjusted earnings per share of $21.92.

Proposal Three: Advisory (Non-Binding) Vote on Executive Compensation

2021 Executive Compensation Program Highlights
•
We have designed our compensation programs to be pay-for-performance.

•
Total incentives are directly tied to our firm-wide profitability and business line performance.

•
For 2021 performance, total incentive compensation paid to our named executive officers in annual incentives and long-term PSU awards increased overall by 37% as compared to 2020, reflecting the significant 120% increase in our adjusted pre-tax operating income from our strong performance during the year.

Adjusted Pre-Tax Operating Income	Named Executive Officers’ Annual Incentive Awards (cash, time-vested restricted compensation, and PSUs)

The Board of Directors recommends that shareholders approve the following advisory resolution:
RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement), is hereby approved.
The Board of Directors recommends that you vote FOR the advisory (non-binding) resolution. Proxies will be voted FOR this resolution unless otherwise specified.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Who is entitled to vote at the virtual meeting?
The Board has set March 10, 2022 as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 10, 2022, you are entitled to vote at the virtual meeting. As of the record date, 17,907,690 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the virtual meeting.
Why hold a virtual annual meeting?
We believe that a virtual shareholder meeting provides greater access to those who may want to attend our annual meeting, and, therefore, have chosen this over an in-person meeting. We ensure that at our virtual annual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. These procedures include the ability for shareholders to ask questions during the course of the meeting, post appropriate questions received during the meeting for review by other participants, review our corresponding answers to such questions on our Investors Relations website at www.pipersandler.com as soon as possible after the meeting and access technical support staff during the meeting in the event of difficulties arising from the use of the virtual meeting platform. We evaluate annually the method of holding the annual meeting, taking into consideration the above factors as well as the proposed agenda items.
What are my voting rights?
Holders of our common stock are entitled to one vote per share. Therefore, a total of 17,907,690 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the virtual meeting?
In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:
•
you are present and vote in person at the virtual meeting; or

•
you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?
It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our 2022 annual meeting of shareholders. These executive officers are John W. Geelan and Timothy L. Carter.

Questions and Answers

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?
As permitted by SEC rules and regulations, we have elected to provide access to our proxy materials over the Internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice of Internet Availability of Proxy Materials contains instructions on how to request a printed set of proxy materials, which we will provide to shareholders upon request at no cost to the requesting shareholder within three business days after receiving the request.
How can I get electronic access to the proxy materials if I don’t already receive them via e-mail?
To get electronic access to the proxy materials, you will need your control number, which was provided to you in the Notice of Internet Availability of Proxy Materials or the proxy card included in your printed set of proxy materials. Once you have your control number, you may either go to www.proxyvote.com and enter your control number when prompted, or send an e-mail requesting electronic delivery of the materials to sendmaterial@proxyvote.com.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”
How do I submit my proxy?
If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:
•
through the Internet using www.proxyvote.com;

•
if you request a full set of the proxy materials, you may vote over the telephone by calling a toll-free number; or

•
if you receive a paper copy of the proxy card after requesting the proxy materials by mail, you may sign, date and mail the proxy card.

To vote by Internet or telephone, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for shareholders of record. However, if you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Materials from your broker, bank, trust or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials?
If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”

Questions and Answers

Can I vote my shares at the virtual meeting?
All shareholders as of the record date may vote during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/PIPR2022 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials). Even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the virtual meeting. If you submit your vote by proxy and later decide to vote at the annual meeting, the vote you submit at the virtual meeting will override your proxy vote.
What if I do not specify how I want my shares voted?
If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the Board as follows:
•
FOR all ten of the nominees for director;

•
FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Sandler Companies for the year ending December 31, 2022; and

•
FOR the advisory (non-binding) approval of the compensation of our officers included in this proxy statement.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2021, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2022, the rules permit member brokers (other than our broker-dealer subsidiary, Piper Sandler & Co.) to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”
Our broker-dealer subsidiary, Piper Sandler & Co., is a member broker of the New York Stock Exchange and may be a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Sandler & Co. clients. Because Piper Sandler & Co. is our affiliate, New York Stock Exchange rules prohibit Piper Sandler & Co. from voting uninstructed shares even on routine matters. Instead, Piper Sandler & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:
•
by submitting a later-dated proxy by Internet or telephone before 11:59 p.m., Eastern Time, on Thursday, May 5, 2022 for shares you hold directly, or 11:59 p.m., Eastern Time, on Tuesday, May 3, 2022 for shares you hold in a retirement plan;

•
by submitting a later-dated proxy to the corporate secretary of Piper Sandler Companies, which must be received by us before the time of the annual meeting;

•
by sending a written notice of revocation to the corporate secretary of Piper Sandler Companies, which must be received by us before the time of the annual meeting; or

Questions and Answers

•
by voting during the webcast of the virtual meeting by visiting www.virtualshareholdermeeting.com/PIPR2022 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

What vote is required to approve each proposal included in the notice of meeting?
•
The ten director nominees who receive the most votes cast at the meeting in person or by proxy will be elected, subject to our majority voting standard in uncontested director elections as further described in the section above titled “Information Regarding the Board of Directors and Corporate Governance—Majority Voting Standard and Director Resignation Policy.”

•
The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

•
If the advisory (non-binding) vote on the compensation of our officers included in this proxy statement receives more votes “for” than “against,” then it will be deemed to be approved.

The advisory votes on the compensation of our officers (which was last held at the 2021 annual meeting of shareholders) is not binding on us or the Board, but we will consider the shareholders’ advisory input on this matter when establishing compensation for our executive officers in future years.
How are votes counted?
You may either vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee’s election. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the election of Ernst & Young LLP as our independent auditor for the year ending December 31, 2022 and the advisory say-on-pay vote. If you properly submit your proxy but abstain from voting on any of the proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”
With respect to the vote on each director nominee, under our bylaws’ majority voting standard, each director nominee in an uncontested election will be elected by the vote of a majority of the votes cast with respect to that director’s election. For these purposes, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions, a failure to vote, and broker non-votes will not be counted as votes cast either “for” or “against” a director’s election, and will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. With respect to the proposal to approve the advisory (non-binding) say-on-pay vote, if you abstain from voting or if you do not vote your shares or submit voting instructions, this will have no effect on the outcome of the vote.
How can I attend the meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend the virtual annual meeting as well as vote and submit questions during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/PIPR2022 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

Questions and Answers

Who pays for the cost of proxy preparation and solicitation?
Piper Sandler pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Morrow Sodali LLC to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,000 plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily through the distribution of Notices of Internet Availability of Proxy Materials. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

Questions and Answers

SHAREHOLDER PROPOSALS FOR THE 2023
ANNUAL MEETING
In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before November 25, 2022. The proposal should be addressed to Piper Sandler Companies, Attention: John W. Geelan, Secretary, 800 Nicollet Mall, Suite 900, Mail Stop J12NSH, Minneapolis, Minnesota 55402. The proposal must comply with SEC rules and regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
In accordance with our bylaws, in order to otherwise be properly brought before the 2023 annual meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than January 6, 2023, and no later than February 5, 2023.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at Piper Sandler Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 900, Mail Stop J12NSH, Minneapolis, Minnesota 55402, (612) 303-5607. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

Questions and Answers

OTHER MATTERS
We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of Piper Sandler.
John W. Geelan
Secretary
Dated: March 25, 2022

APPENDIX A
Reconciliation of U.S. GAAP Financial Performance Figures
to Adjusted Non-GAAP Financial Information
This proxy statement includes several “adjusted” financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted net revenues, adjusted net income, adjusted earnings per diluted common share, adjusted pre-tax operating income, and adjusted return on average common shareholders’ equity. The corresponding reconciliations of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included below.
These non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) interest expense on long-term financing from net revenues, (3) amortization of intangible assets related to acquisitions, (4) compensation and non-compensation expenses from acquisition-related agreements, (5) acquisition-related restructuring and integration costs, (6) the impact from remeasuring deferred tax assets resulting from changes to the U.S. federal tax code, (7) the impact of a deferred tax asset valuation allowance, and (8) discontinued operations. For 2021 and 2020, the adjusted weighted average diluted common shares outstanding used in the calculation of adjusted earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to the acquisitions of Sandler O’Neill, The Valence Group and TRS Advisors LLC.
Management believes that presenting these results and measures on an adjusted basis in conjunction with the corresponding U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. These adjusted figures are also used by the Compensation Committee of our Board of Directors when reviewing business and individual executive officer performance and determining annual incentive compensation. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.
Net Revenues:
A reconciliation of adjusted net revenues to U.S. GAAP net revenues:
	Twelve Months Ended December 31,
(Amounts in thousands)	2021	2020	2019	2018	2017
U.S. GAAP net revenues	$2,031,061	$1,238,213	$834,566	$740,953	$823,621
Adjustments:
Revenue related to noncontrolling interests(1)	$(59,050)	$(12,881)	$(10,769)	$(3,621)	$(5,319)
Interest expense on long-term financing	$8,446	$9,628	$1,848	$4,902	$7,171
Adjusted net revenues	$1,980,457	$1,234,960	$825,645	$742,234	$825,473

(1)
Noncontrolling interests include revenue from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.

Appendix A

Income before Income Tax Expense:
A reconciliation of adjusted pre-tax operating income to U.S. GAAP income before income tax expense:
	Twelve Months Ended December 31,
(Amounts in thousands)	2021	2020
U.S. GAAP income before income tax expense	$441,512	$68,548
Adjustments:
Revenue related to noncontrolling interests(1)	$(59,050)	$(12,881)
Interest expense on long-term financing	$8,446	$9,628
Non-compensation expenses related to noncontrolling interests(1)	$7,196	$4,029
Compensation from acquisition-related agreements	$116,795	$113,396
Acquisition-related restructuring and integration costs	$4,724	$10,755
Amortization of intangible assets related to acquisitions	$30,080	$44,728
Non-compensation expenses from acquisition-related agreements	$249	$12,085
Adjusted pre-tax operating income	$549,952	$250,288

(1)
Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.

Net Income:
A reconciliation of adjusted net income to U.S. GAAP net income/(loss) applicable to Piper Sandler Companies:
	Twelve Months Ended December 31,
(Amounts in thousands)	2021	2020	2019	2018	2017
U.S. GAAP net income/(loss) applicable to Piper Sandler Companies	$278,514	$40,504	$111,711	$57,036	$(61,939)
Adjustment to exclude net income/(loss) from discontinued operations	$0	$0	$23,772	$1,387	$(85,060)
Net income from continuing operations	$278,514	$40,504	$87,939	$55,649	$23,121
Adjustments:
Compensation from acquisition-related agreements	$93,149	$85,940	$4,124	$21,992	$35,755
Acquisition-related restructuring and integration costs	$3,544	$8,712	$10,770	$0	$0
Amortization of intangible assets related to acquisitions	$23,644	$33,383	$3,250	$3,655	$6,301
Non-compensation expenses from acquisition-related agreements	$186	$9,016	$114	$514	$607
Impact of the Tax Cuts and Jobs Act legislation	$0	$0	$0	$952	$36,356
Impact of deferred tax asset valuation allowance	$0	$0	$0	$4,650	$0
Adjusted net income	$399,037	$177,555	$106,197	$87,412	$102,140

Appendix A

Earnings Per Diluted Common Share:
A reconciliation of adjusted earnings per diluted common share to U.S. GAAP earnings/(loss) per diluted common share:
	Twelve Months Ended December 31,
	2021	2020	2019	2018	2017
U.S. GAAP earnings/(loss) per diluted common share	$16.43	$2.72	$7.69	$3.72	$(4.99)
Adjustment to exclude net income/(loss) from discontinued operations	$0	$0	$1.65	$0.09	$(6.56)
Income from continuing operations	$16.43	$2.72	$6.05	$3.63	$1.57
Adjustment related to participating shares(1)	$0	$0	$0.04	$0	$(0.05)
Adjustment for inclusion of unvested acquisition-related stock	$(1.62)	$(1.89)	$0	$0	$0
	$14.81	$0.83	$6.09	$3.63	$1.52
Adjustments:
Compensation from acquisition-related agreements	$5.49	$5.76	$0.29	$1.44	$2.33
Acquisition-related restructuring and integration costs	$0.21	$0.58	$0.75	$0	$0
Amortization of intangible assets related to acquisitions	$1.40	$2.24	$0.23	$0.24	$0.41
Non-compensation expenses from acquisition-related agreements	$0.01	$0.61	$0.01	$0.04	$0.04
Impact of the Tax Cuts and Jobs Act legislation	$0	$0	$0	$0.06	$2.38
Impact of deferred tax asset valuation allowance	$0	$0	$0	$0.31	$0
Adjusted earnings per diluted common share	$21.92	$10.02	$7.36	$5.72	$6.68

(1)
For periods prior to 2020, Piper Sandler Companies calculated earnings per common share using the two-class method, which required the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Sandler Companies, represented unvested stock with non-forfeitable dividend rights. No allocation of undistributed earnings was made for periods in which a loss was incurred, or for periods in which the special cash dividend exceeded adjusted net income resulting in an undistributed loss.

Weighted Average Diluted Common Shares Outstanding:
A reconciliation of adjusted weighted average diluted common shares outstanding to U.S. GAAP weighted average diluted common shares outstanding:
	Twelve Months Ended December 31,
(Amounts in thousands)	2021	2020	2019	2018	2017
U.S. GAAP weighted average diluted common shares outstanding	16,955	14,901	13,937	13,425	12,978
Adjustment:
Unvested acquisition-related restricted stock with service conditions	1,251	2,814	0	0	0
Adjusted weighted average diluted common shares outstanding	18,206	17,715	13,937	13,425	12,978

Appendix A

Adjusted Return on Average Common Shareholders’ Equity:
Adjusted return on average common shareholders’ equity is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders’ equity.

PIPER | SANDLER

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70244-P68936

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PIPER SANDLER COMPANIES

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Chad R. Abraham	!	!	!
1b. Jonathan J. Doyle	!	!	!
1c. William R. Fitzgerald	!	!	!
1d. Victoria M. Holt	!	!	!
1e. Robbin Mitchell	!	!	!
1f. Thomas S. Schreier	!	!	!
1g. Sherry M. Smith	!	!	!
1h. Philip E. Soran	!	!	!
1i. Brian R. Sterling	!	!	!
1j. Scott C. Taylor	!	!	!

Note: To consider and act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOTE BYINTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 P.M. Eastern Time on Thursday, May 5, 2022, for shares held directly and by11:59 P.M. Eastern Time on Tuesday, May 3, 2022, for shares held in a retirement plan. Haveyour proxy card in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PIPR2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTEBYPHONE- 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M.Eastern Time on Thursday, May 5, 2022, for shares held directly and by 11:59 P.M.Eastern Time on Tuesday, May 3, 2022, for shares held in a retirement plan. Have your proxycard in hand when you call and then follow the instructions.VOTEBYMAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717ER SANDLER COMPANIESThe Board of Directors recommends you vote FOR thefollowing proposals:1. Election of DirectorsNominees: For Against Abstain1a. Chad R. Abraham1b. Jonathan J. Doyle! !! !!!For Against Abstain2. Ratification of the selection of Ernst & Young LLP asthe independent auditor for the fiscal year ending! ! !1f. Thomas S. Schreier1g. Sherry M. Smith1h. Philip E. Soran1i. BrianR.Sterling1j. ScottC.Taylor! !

ANNUAL MEETING OF SHAREHOLDERSFriday, May 6, 20222:00 p.m. (Central Time)Piper Sandler CompaniesVirtually at www.virtualshareholdermeeting.com/PIPR2022Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report are available at www.pipersandler.com/proxymaterials. PIPER SANDLER COMPANIESPROXY FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERSTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSI appointJohnW.Geelan and Timothy L. Carter,together and separately, as proxies,to vote allshares of common stock thatI have powerto vote at the Annual Meeting of Shareholders to be held on May 6, 2022, virtually at www.virtualshareholdermeeting.com/PIPR2022and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and withthe same effect as though I were present in person and voting such shares.The proxies are authorized, in their discretion, to vote upon such other business as may properly come before themeeting or any adjournment or postponement thereof, and they may name others to take their place. This proxycard, when properly executed, will be voted in the manner directed herein by the undersigned. If no directionis made but the card is signed, this proxy card will be voted FOR the election of each of the nominees underProposal 1, FOR Proposal 2, FOR Proposal 3, and in the discretion of the proxies with respect to such other businessas may properly come before the meeting or any adjournment or postponement thereof.Continued and to be signed on reverse side

Your Vote Counts!
PIPER SANDLER COMPANIES
2022 Annual Meeting
May 6, 2022
As an investor in this security, you have the right to vote on important issues.
Make your voice heard now!
Vote Common Shares by:
May 5, 2022
Vote Plan Shares by:
May 3, 2022
Control Number:

This email represents the following share(s):
PIPER SANDLER COMPANIES—COMMON

Important Materials:Annual Report  Proxy Statement
For holders as of March 10, 2022
Why Should I Vote?
Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares.